UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

COPART, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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14185 Dallas Parkway, Suite 300
Dallas, Texas 75254
(972) 391-5000

November 15, 2013

Dear Stockholder:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders of Copart, Inc. to be held on Monday, December 16, 2013, at 8:00 a.m., Central time, at Copart’s corporate headquarters located at 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254. The formal meeting notice and proxy statement are attached.

At this year’s annual meeting, our stockholders will be asked:

•	To elect the eight nominees for director named in the proxy statement to hold office until our 2014 annual meeting of stockholders or until their respective successors have been duly elected and qualified;

•	To approve the amendment to and restatement of our 2007 Equity Incentive Plan, including amendments to increase the number of shares reserved under the plan from 8,000,000 shares to 12,000,000;

•	To approve the grant of an option to acquire 2,000,000 and 1,500,000 shares of our common stock to each of Mr. A. Jayson Adair, our chief executive officer, and Mr. Vincent W. Mitz, our president, respectively, as more fully described in this proxy statement, such grants to be made in lieu of any cash, salary or bonus compensation in excess of $1.00 per year or the grant of any additional equity incentives for a five-year period;

•	To vote to approve, on an advisory basis, the compensation of our named executive officers for the fiscal year ended July 31, 2013;

•	To ratify the appointment by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2014; and

•	To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Your vote is important. Whether or not you plan to attend the annual meeting, it is important that your shares be represented, and we hope you will vote as soon as possible. Please vote promptly by mailing a completed proxy card in the enclosed return envelope (which is postage prepaid if mailed in the United States). Please remember to sign and date your card. If you hold shares of our common stock through a broker, bank, or other nominee holder, please follow the voting instructions provided. You may be able to vote by telephone or over the Internet. Returning the proxy card or voting electronically or telephonically does not deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the annual meeting.

Thank you for your ongoing support of Copart. We look forward to seeing you at our 2013 Annual Meeting.

Sincerely,

WILLIS J. JOHNSON Chairman

This notice of our annual meeting of stockholders, proxy statement, proxy card, and 2013 annual report are being distributed and made available to our stockholders on or about November 15, 2013.

COPART, INC.
14185 Dallas Parkway, Suite 300
Dallas, Texas 75254
(972) 391-5000

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	8:00 a.m., Central time, on Monday, December 16, 2013

Place	Copart’s corporate headquarters located at 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254

Items of Business
•  To elect the eight nominees for director named in this proxy statement to hold office until our 2014 annual meeting of stockholders or until their respective successors are duly elected and qualified;
• To approve the amendment to and restatement of our 2007 Equity Incentive Plan, including amendments to increase the number of shares reserved under the plan from 8,000,000 shares to 12,000,000;
• To approve the grant of an option to acquire 2,000,000 and 1,500,000 shares of our common stock to each of Mr. A. Jayson Adair, our chief executive officer, and Mr. Vincent W. Mitz, our president, respectively, as more fully described in this proxy statement, such grants to be made in lieu of any cash, salary or bonus compensation in excess of $1.00 per year or the grant of any additional equity incentives for a five-year period;
• To vote to approve, on an advisory basis, the compensation of our named executive officers for the fiscal year ended July 31, 2013;
• To ratify the appointment by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2014; and
• To transact any other business that may properly come before the annual meeting.

Record Date	You are entitled to vote only if you were a Copart stockholder of record as of the close of business on the record date, October 28, 2013.

Meeting Admission
You are entitled to attend the annual meeting only if you were a Copart stockholder as of the close of business on the record date or otherwise hold a valid proxy for the annual meeting. If you are not a stockholder of record but hold shares through a broker, bank, trustee, or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement reflecting ownership on the record date, a copy of the voting instruction card provided by your broker, bank, trustee, or nominee, or similar evidence of ownership.

A complete list of stockholders entitled to vote at the meeting will be available and open to examination by any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting during normal business hours at our corporate headquarters.

Annual Report
Our 2013 annual report is enclosed with these materials as a separate booklet. You may also access our 2013 annual report by visiting http://materials.proxyvote.com/217204. Our 2013 annual report is not a part of the proxy solicitation materials.

Date of Mailing	This notice of our annual meeting of stockholders, proxy statement, proxy card, and 2013 annual report are being distributed and made available to our stockholders on or about November 15, 2013.

Voting
Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read the proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions in the section entitled “Questions and Answers About the Proxy Materials and Annual Meeting” beginning on page 1 of the proxy statement.

IMPORTANT NOTICE REGARDING THE PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON DECEMBER 16, 2013: The notice of annual meeting, proxy statement, proxy card and 2013 annual report are available by visiting http://materials.proxyvote.com/217204.

PROXY STATEMENT
FOR 2013 ANNUAL MEETING OF STOCKHOLDERS
TABLE OF CONTENTS

(i)

(ii)

COPART, INC.
14185 Dallas Parkway, Suite 300
Dallas, Texas 75254
(972) 391-5000

PROXY STATEMENT
For the Annual Meeting of Stockholders
To Be Held December 16, 2013

QUESTIONS AND ANSWERS
ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. The person you designate is your “proxy,” and you give the proxy authority to vote your shares by submitting the proxy card or voting by telephone or over the Internet. We have designated our chief executive officer, A. Jayson Adair, and our senior vice president, general counsel and secretary, Paul A. Styer, to serve as proxies for the annual meeting.

Why am I receiving these materials?

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Copart, Inc., a Delaware corporation of proxies to be voted at our 2013 Annual Meeting of Stockholders (and at any adjournment or postponement of such meeting). The annual meeting will take place on Monday, December 16, 2013 at 8:00 a.m., Central time, at our corporate headquarters located at 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254. Directions to the annual meeting are included on page 64 of this proxy statement. As a stockholder, you are invited to attend the annual meeting and are requested to vote on the items of business described in this proxy statement.

This proxy statement and the accompanying proxy card, notice of annual meeting, and voting instructions are being mailed starting November 15, 2013 to all stockholders of record entitled to vote at the annual meeting.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our directors and most highly paid executive officers, our corporate governance policies, information on our board of directors, and certain other required information. We use several abbreviations in this proxy statement. The term “proxy materials” means this proxy statement as well as the proxy card and our 2013 annual report to stockholders. References to “fiscal year” refer to our fiscal year beginning on August 1 of the prior year and ending on July 31 of the year stated.

What items of business will be voted on at the annual meeting?

The items of business scheduled to be voted on at the annual meeting are as follows:

•	To elect the eight nominees for director named in this proxy statement to hold office until our 2014 annual meeting of stockholders or until their respective successors are duly elected and qualified;

•	To approve the amendment to and restatement of our 2007 Equity Incentive Plan, including amendments to increase the number of shares reserved under the plan from 8,000,000 shares to 12,000,000;

•	To approve the grant of an option to acquire 2,000,000 and 1,500,000 shares of our common stock to each of Mr. A. Jayson Adair, our chief executive officer, and Mr. Vincent W. Mitz, our president, respectively, as more fully described in this proxy statement, such grants to be made in lieu of any cash, salary or bonus compensation in excess of $1.00 per year or the grant of any additional equity incentives for a five-year period;

•	To vote to approve, on an advisory basis, the compensation of our named executive officers for the fiscal year ended July 31, 2013, as set forth in this proxy statement; and

•	To ratify the appointment by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2014.

We will also transact any other business that may properly come before the annual meeting.

How does our board of directors recommend that I vote?

Our board of directors recommends that you vote your shares:

•	“FOR” each of the eight nominees for director named in this proxy statement.

•	“FOR” the approval of the amendment to and restatement of our 2007 Equity Incentive Plan.

•	“FOR” the approval of the option grants to each of Mr. A. Jayson Adair, our chief executive officer, and Mr. Vincent W. Mitz, our president.

•	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers for the fiscal year ended July 31, 2013.

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2014 fiscal year.

Who is entitled to vote at the Annual Meeting?

Each share of our common stock issued and outstanding as of the close of business on October 28, 2013, the record date for our annual meeting, is entitled to vote on all items being considered at the annual meeting. You may vote all shares owned by you as of the record date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, or other nominee. On the record date, we had 125,547,268 shares of common stock issued and outstanding.

How many votes am I entitled to per share?

For all matters described in this proxy statement for which your vote is being solicited, each holder of shares of common stock is entitled to one vote for each share of common stock held by such holder as of the record date.

Am I entitled to cumulate my votes at the annual meeting?

Under our certificate of incorporation in connection with the election of directors, each stockholder then entitled to vote in such election shall be entitled to as many votes as shall equal the number of votes which (except with respect to these cumulative voting rights) such holder would be entitled to cast for the election of directors with respect to such stockholder’s shares of stock multiplied by the number of directors to be elected in the election in which such stockholder’s shares are entitled to vote, and such stockholder may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as such stockholder may see fit.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and these proxy materials were sent directly to you by Copart. As the stockholder of record, you have the right to grant your voting proxy directly to our designated proxies or to vote in person at the annual meeting. We have enclosed or sent a proxy card for you to use with the printed proxy materials delivered to you. You may also vote on the Internet or by telephone, as described below under the heading “How can I vote my shares without attending the annual meeting?” and on your proxy card.

Beneficial Owner

If your shares are held in an account at a brokerage firm, bank, or other similar organization, you are considered the beneficial owner of shares held in street name, and the notice of annual meeting, proxy statement, and 2013 annual report were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, or other nominee how to vote your shares, and you are also invited to attend the annual meeting.

As a beneficial owner, you have the right to direct your broker, trustee or other nominee on how to vote your shares. For directions on how to vote shares beneficially held in street name, please refer to the voting instruction card provided by your broker, trustee or nominee. Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the annual meeting unless you obtain a “legal proxy” from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares at the meeting. If you are a beneficial owner and do not wish to vote in person or you will not be attending the annual meeting, you may vote by following the instructions provided by your broker or other nominee.

How can I contact Copart’s transfer agent?

You may contact our transfer agent, Computershare Trust Company, N.A., by telephone at (877) 282-1168, by facsimile at (781) 575-3605 or by writing Computershare Trust Company, N.A., P.O. Box 43078, Providence, Rhode Island, 02940-3078. You may also access instructions with respect to certain stockholder matters (e.g., lost share certificates, change of address) via the Internet at www.computershare.com/investor.

How can I attend the annual meeting?

You are invited to attend the annual meeting if you were a stockholder of record as of the record date, October 28, 2013, you hold a valid proxy for the annual meeting, or you are a beneficial owner as of the record date, October 28, 2013. If you are a stockholder of record, meaning you hold shares directly in your name with Computershare Trust Company, N.A., please bring government-issued photo identification for entrance to the annual meeting. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you should provide proof of beneficial ownership as of the record date, such as your most recent account statement reflecting stock ownership on the record date, October 28, 2013, together with a copy of the voting instruction card provided by your broker, bank, or nominee, or other similar evidence of ownership.

If you do not comply with the procedures outlined above, you may not be admitted to the annual meeting.

Please let us know if you plan to attend the meeting by marking the appropriate box on the proxy card or, if you vote by telephone or Internet, by indicating your plans when prompted.

Will the annual meeting be webcast?

We do not expect to webcast the annual meeting.

How can I vote my shares in person at the annual meeting?

Stockholders of record — Shares held in your name as the stockholder of record may be voted by you in person at the annual meeting.

Beneficial owners — Shares held beneficially in street name may be voted by you in person at the annual meeting only if you obtain a legal proxy from the broker, trustee, or other nominee that holds your shares giving you the right to vote the shares.

Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the annual meeting.

How can I vote my shares without attending the annual meeting?

By mail

Please complete, sign and date the proxy or voting instruction card and return it in the prepaid envelope. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by our board of directors.

By telephone

You may also vote by telephone. You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card handy when you call. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded.

By Internet

If you are a stockholder of record, you may vote by following the telephone or Internet voting instructions on your proxy card.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day until 1:00 a.m., Central time, on December 16, 2013.

If you are a beneficial owner of shares, your broker, bank or other holder of record may make telephone or Internet voting available to you. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other nominee holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive.

If you vote by telephone or the Internet, you do not have to return your proxy or voting instruction card.

Can I change my vote or revoke my proxy?

Yes, you have the right to revoke your proxy at any time prior to the time your shares are voted. If you are the stockholder of record, you may revoke your vote by (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above under the subheading “How can I vote my shares without attending the annual meeting?” (and until the applicable deadline for each method), (ii) providing a written notice of revocation to our corporate secretary at Copart, Inc., 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254, Attn: Paul A. Styer, prior to your shares being voted, or (iii) attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee, or nominee following the instructions they provided or, if you have obtained a legal proxy from your broker, trustee, or nominee giving you the right to vote your shares, by attending the annual meeting and voting in person.

Is there a list of stockholders entitled to vote at the annual meeting?

The names of stockholders of record entitled to vote at the annual meeting will be available at the annual meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our corporate headquarters located at 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254, by contacting our corporate secretary.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Copart or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

How many shares must be present or represented to conduct business at the annual meeting?

The quorum requirement for holding the annual meeting and transacting business is that the holders of a majority of the voting power of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. If there is no quorum, the chairman of the annual meeting may adjourn the meeting to another place, if any, date, or time. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, trustee or nominee you must instruct the broker, trustee or nominee how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the annual meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required. If you are a beneficial owner whose shares are held of record by a broker, trustee or nominee, your broker, trustee or nominee has discretionary voting authority to vote your shares on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal 5), even if the broker has not received voting instructions from you. However, your broker does not have discretionary authority to vote on the election of directors (Proposal 1), the approval of the amendment to and restatement of our 2007 Equity Incentive Plan (Proposal 2), the approval of the option grants to each of Mr. A. Jayson Adair and Mr. Vincent W. Mitz (Proposal 3) or the advisory vote on the approval of executive compensation (Proposal 4) without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters. Accordingly, if you are a beneficial owner, it is particularly important that you provide your instructions for voting your shares on the election of directors (Proposal 1), the approval of the amendment to and restatement of our 2007 Equity Incentive Plan (Proposal 2), the approval of the option grants to each of Mr. A. Jayson Adair and Mr. Vincent W. Mitz (Proposal 3) and the advisory vote on the approval of executive compensation (Proposal 4) to your broker, trustee, or other nominee.

What is the voting requirement to approve each of the proposals?

Proposal	Vote Required	Discretionary Voting Allowed?
Election of directors	Plurality of the votes cast	No
Amendment to and restatement of our 2007 Equity Incentive Plan	Majority of the votes cast	No
Option grants to each of Mr. A. Jayson Adair and Mr. Vincent W. Mitz	Majority of the votes cast	No
Advisory vote on executive compensation	Majority of the votes cast	No
Ratification of appointment of Ernst & Young LLP	Majority of the votes cast	Yes

Election of Directors

The nominees receiving the highest number of affirmative “FOR” votes of the shares entitled to be voted at the annual meeting will be elected as directors. You may vote “FOR” or “WITHHOLD” for each director nominee. A properly executed proxy marked “WITHHOLD” with respect to the election of a director will not be voted with respect to such director although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will not affect the outcome of the election of directors.

Amendment To and Restatement of Our 2007 Equity Incentive Plan

Under our Bylaws, the votes cast “FOR” must exceed the votes cast “AGAINST” to approve the amendment to and restatement of our 2007 Equity Incentive Plan. Abstentions and broker non-votes are not counted as votes “FOR” or “AGAINST” this proposal.

Option Grants to Each of Mr. A. Jayson Adair and Mr. Vincent W. Mitz

Under our Bylaws, the votes cast “FOR” must exceed the votes cast “AGAINST” to approve the option grants to each of Mr. A. Jayson Adair and Mr. Vincent W. Mitz. Abstentions and broker non-votes are not counted as votes “FOR” or “AGAINST” this proposal.

Advisory Vote on Approval of Executive Compensation

Under our Bylaws, the votes cast “FOR” must exceed the votes cast “AGAINST” to approve, on an advisory basis, the compensation of our named executive officers for the fiscal year ended July 31, 2013. Abstentions and broker non-votes are not counted as votes “FOR” or “AGAINST” this proposal.

Ratification of Appointment of Ernst & Young LLP

Under our Bylaws, the votes cast “FOR” must exceed the votes cast “AGAINST” to approve the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. Abstentions are not counted as votes “FOR” or “AGAINST” this proposal.

What happens if additional matters are presented at the annual meeting?

Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, A. Jayson Adair and Paul A. Styer, or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our board of directors.

Who will count the votes?

A representative of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes and act as inspector of election.

Who will bear the cost of soliciting votes for the annual meeting?

We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication, by our directors, officers, and employees. None of those directors, officers or employees will receive any additional compensation for such solicitation activities. We may also reimburse brokerage firms, banks, and other nominee holders of record for the cost of forwarding proxy materials to beneficial owners.

Where can I find the voting results of the annual meeting?

We will announce preliminary voting results at the annual meeting. We will also disclose voting results on a Current Report on Form 8-K to be filed with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K, we will file a Current Report on Form 8-K to publish preliminary results and, within four business days after final results are known, file an additional Current Report on Form 8-K to publish the final results.

What is “householding” and how does it affect me?

We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, we deliver only one copy of the annual report and proxy statement to multiple stockholders who share the same address and have the same last name, unless we have received contrary instructions from an affected stockholder. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to receive separate proxy cards.

We will deliver, promptly upon written or oral request, a separate copy of the 2013 annual report and the proxy statement to any stockholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the 2013 annual report and/or proxy statement, you may write to or call Copart’s Investor Relations Department at 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254, telephone (972) 391-5000. Any such request should be made promptly in order to ensure timely delivery. Any stockholders of record who (i) share the same address and currently receive multiple copies of our annual report and proxy statement and (ii) wish to receive only one copy of these materials per household in the future may contact our Investor Relations Department at the address or telephone number listed above to participate in the householding program.

A number of brokerage firms have instituted householding. If you hold your shares beneficially in street name, please contact your bank, broker, or other holder of record to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our corporate secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2014 annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal executive offices not later than July 18, 2014; provided, however, that in the event that we hold our 2014 annual meeting of stockholders more than 30 days from the one-year anniversary date of the 2014 annual meeting, we will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. All stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Copart, Inc.
Attn: Corporate Secretary
14185 Dallas Parkway, Suite 300
Dallas, Texas 75254

The submission of a stockholder proposal does not guarantee that it will be included in Copart’s proxy statement or proxy.

Requirements for Stockholder Proposals to be Brought Before the 2014 Annual Meeting

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders, but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the meeting by or at the direction of our board of directors, or (iii) properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our corporate secretary, which notice must contain the information specified in our bylaws. To be timely for our 2014 annual meeting of stockholders, our corporate secretary must receive the written notice at our principal executive offices:

•	Not earlier than September 1, 2014, and

•	Not later than the close of business on October 1, 2014.

In the event that we hold our 2014 annual meeting of stockholders more than 30 days before or after the one-year anniversary date of the 2013 annual meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received not later than the close of business on the later of the following two dates:

•	The 90th day before such annual meeting: or

•	The 10th day following the day on which public announcement of the date of such meeting is first made.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

Nomination of Director Candidates

Our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by our corporate secretary within the time period described above under “Requirements for Stockholder Proposals to be Brought Before the 2014 Annual Meeting” for stockholder proposals that are not intended to be included in our proxy statement.

In addition, it is the policy of our nominating and governance committee to consider recommendations for candidates to the board of directors from stockholders holding not less than one percent (1%) of the outstanding shares of our common stock continuously for at least twelve (12) months prior to the date of submission of the recommendation or nomination. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors, and should be directed to our general counsel at our address set forth above for our corporate secretary. For additional information regarding stockholder recommendations for director candidates, please see the sections entitled “Corporate Governance and Board of Directors — Director Nomination Process” and “Corporate Governance and Board of Directors — Considerations in Identifying and Evaluation Director Nominees.”

Availability of Bylaws

A copy of our current bylaws may be obtained free of charge by written request to our Investor Relations Department c/o Copart, Inc., 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

Board of Directors Composition, Meetings, and Board Committees

Our board of directors is currently comprised of eight members. Our bylaws permit our board to establish the authorized number of directors within a range from five to nine members, and eight directors are currently authorized.

All directors elected at an annual meeting are elected to serve from the time of election and qualification until the earlier of the next annual meeting of stockholders following such election or their resignation or removal. At each annual meeting of stockholders, the terms of each of our incumbent directors expire and all members of our board of directors are elected.

Fiscal 2013 Board Meetings

During fiscal 2013, our board of directors held eight meetings. Each of our directors attended or participated in 75% or more of the total number of meetings of our board of directors, and 75% or more of the meetings held by all committees of our board of directors on which he served during the past fiscal year.

Board Leadership Structure

Our board of directors believes that it is important to retain its flexibility to allocate the responsibilities of the positions of the chairman of our board and chief executive officer in a way that it believes is in our best interests. Currently, the roles of chairman of our board and chief executive officer have been separated by our board of directors. Willis J. Johnson is our executive chairman, and A. Jayson Adair is our chief executive officer. Our board believes that the separation of the offices of chairman and chief executive officer is appropriate at this time because it allows our chief executive officer to focus primarily on our business strategy, operations, and corporate vision while the chairman provides guidance to the chief executive officer, sets the agenda for board meetings, and presides over meetings of the full board. Our board’s administration of risk oversight has not affected its leadership structure.

Director Independence

Of our incumbent directors, Messrs. Blunt, Cohan, Englander, Meeks, and Tryforos have each been determined by our board to be an “independent director” as that term is defined under the rules of The NASDAQ Stock Market LLC, or the NASDAQ.

Our board of directors has not established categorical standards or guidelines to make director independence determinations but considers all relevant facts and circumstances. Our board based its determinations primarily on a review of the responses of the directors to questions regarding employment and compensation history, affiliations, family and other relationships, and on discussions with our directors. In making its independence determinations, our board considered transactions between us and entities associated with the directors or members of their immediate family. All identified transactions that appear to relate to us and a person or entity with a known connection to a director are presented to our board of directors for consideration. In making its determination that certain directors are independent, our board of directors considered the transactions in the context of the NASDAQ rules, the standards established by the SEC for members of audit committees, and the SEC and Internal Revenue Service standards for compensation committee members.

Oversight of Risk Management

Our board of directors’ role in our risk oversight process includes receiving regular reports from members of senior management on areas of material risk to us, including operational, financial, legal and regulatory, and strategic and reputational risks.

Our board’s role in risk oversight is consistent with our board’s leadership structure, with the chief executive officer and other members of senior management having responsibility for assessing and managing our risk exposure and our board and committees providing oversight in connection with those efforts. While our board has the ultimate oversight responsibility for our risk management policies and processes, the committees of our board also have responsibility for risk oversight with respect to certain matters.

Our audit committee oversees management of financial risk exposures, including the integrity of our accounting and financial reporting processes and controls. As part of this responsibility, our audit committee meets periodically with our independent auditors, our internal auditors, and our financial and accounting personnel to discuss significant financial risk exposures and the steps management has taken to monitor, control, and report these exposures. Additionally, our audit committee reviews significant findings prepared by our independent auditors together with management’s responses as well as significant findings of our internal auditors. Our audit committee also oversees risk associated with related party transactions and business conduct compliance.

Our compensation committee considers the risks associated with our compensation policies and practices with respect to both executive compensation and employee compensation generally. Our management has reviewed with our compensation committee the compensation plans and programs that could have a material impact on us. The management review considered whether any of these plans or programs may encourage inappropriate risk-taking, whether any plan may give rise to risks that are reasonably likely to have a material adverse effect on us, and whether our management would recommend any changes to the plans. Our management also reviewed with our compensation committee risk-mitigating controls such as the degree of compensation committee and senior management oversight of each program and the level and design of internal controls over such programs.

Our nominating and governance committee oversees risks associated with our overall governance practices and the leadership structure of our board. Our board is kept informed of each committee’s risk oversight and other activities via regular reports of the committee chairs to the full board.

Board Committees

Our board of directors maintains three standing committees: an audit committee, a compensation committee, and a nominating and governance committee. Each committee has a written charter, approved by our board of directors, outlining the principal responsibilities of the committee. Copies of the current committee charters are available in the Corporate Governance section of the Investor Relations page on our website at www.copart.com.

Our board committees are comprised as follows:

Director Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Matt Blunt	Ö	—	Ö
Steven D. Cohan	Chair	Ö	—
Daniel J. Englander	Ö	Chair	Chair
James E. Meeks	—	—	Ö
Thomas N. Tryforos	—	Ö	—

Only directors deemed to be “independent” (see below) serve on the audit, compensation, or nominating and governance committees. However, our board may create special committees from time to time and our current employee directors or those deemed not to be independent under applicable rules and guidelines may be appointed to serve on those special committees, as our board may determine.

Audit Committee. Our audit committee is primarily responsible for (i) reviewing and approving the services performed by our independent registered public accounting firm, (ii) reviewing our consolidated financial statements, and (iii) reviewing reports concerning our accounting practices and systems of internal accounting procedures and controls. The purposes of our audit committee are, among other things, to:

•	Oversee our accounting and financial reporting processes and audits of our consolidated financial statements;

•	Assist our board in overseeing and monitoring: (i) the integrity of our consolidated financial statements; (ii) our internal accounting and financial controls; (iii) our compliance with legal and regulatory requirements; and (iv) our independent auditor’s qualifications, independence, and performance;

•	Prepare the audit committee report that the rules of the SEC require be included in our annual proxy statement;

•	Provide our board with the result of its monitoring and any recommendations derived from such monitoring;

•	Provide our board with additional information and materials as our audit committee may determine to be necessary to make our board aware of significant financial matters requiring board attention; and

•	Function as our qualified legal compliance committee for the purposes of reviewing and discussing any reports concerning material violations submitted to it by our attorneys or our outside counsel.

Our audit committee held four meetings during fiscal 2013. Our audit committee acts under a written charter adopted and approved by our board of directors, which charter can be found at http://www.copart.com/c2/pdf/audit_cc.pdf.

The audit committee currently consists of Steven D. Cohan, Daniel J. Englander and Matt Blunt. Mr. Cohan is the chair of our audit committee. Our board of directors has determined that each of the members of our audit committee are “independent directors” as contemplated by the NASDAQ listing rules and the rules of the SEC relating to audit committee independence. Our board of directors has designated Mr. Cohan, the chairman of the committee, as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K promulgated by the SEC. This designation is a disclosure requirement of the SEC and does not impose upon Mr. Cohan any duties, obligations, or liabilities greater than that which would otherwise be imposed by virtue of his membership on our board or audit committee. In addition, this designation does not affect the duties, obligations, or liabilities of any other director or audit committee member. Our board of directors has determined that each audit committee member has sufficient knowledge in reading and understanding financial statements to serve on our audit committee.

Compensation Committee. Our compensation committee is generally responsible for, among other things, (i) assisting our board of directors in providing oversight of our compensation policies, plans and benefits programs and (ii) reviewing and approving, and, where appropriate, making recommendations to our board of directors regarding all forms of compensation to be provided to all of our employees, directors and consultants, including stock compensation and loans, and all bonus and stock compensation to all employees.

Our compensation committee held five meetings during fiscal 2013. Our compensation committee acts under a written charter adopted and approved by our board of directors, which charter can be found at http://www.copart.com/c2/pdf/compensation_cc.pdf.

The compensation committee currently consists of Daniel J. Englander, Thomas N. Tryforos and Steven D. Cohan. Mr. Englander is the chair of our compensation committee. Our board of directors has determined that each of the members of our compensation committee are (i) “independent directors” as contemplated by NASDAQ rules, (ii) “outside directors” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (Code), and (iii) “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

Nominating and Governance Committee. Our board of directors established the nominating and governance committee to ensure that our board is properly constituted to meet its fiduciary obligations to stockholders and that we have and follow appropriate governance standards. The committee is authorized to assist our board by identifying prospective director nominees, to select the director nominees for the next annual meeting of stockholders and to develop and recommend to our board governance principles applicable to us.

Our nominating and governance committee held one meeting during fiscal 2013. Our nominating and governance committee acts under a written charter adopted and approved by our board of directors, which charter can be found at http://www.copart.com/c2/pdf/nominating_governance_cc.pdf.

The nominating and governance committee consists of Daniel J. Englander, Matt Blunt and James E. Meeks. Mr. Englander is the chair of our nominating and governance committee. Our board of directors has determined that each of the members of our nominating and governance committee were and are (i) “independent directors” as contemplated by NASDAQ rules, (ii) “outside directors” as defined in Section 162(m) of the Code, and (iii) “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

Compensation Committee Interlocks and Insider Participation

The compensation committee of our board of directors consisted of Messrs. Cohan and Englander from August 1, 2012 until June 4, 2013 and Messrs. Cohan, Englander and Tryforos from June 4, 2013 through the end of fiscal 2013. No member of our compensation committee was, at any time during fiscal 2013, an officer or employee of Copart or any of our subsidiaries. In addition, no member of our compensation committee had any relationship requiring disclosure under Item 404 of Regulation S-K promulgated by the SEC at the time such committee member served as a board member and committee member.

No interlocking relationship, as described by the SEC, currently exists or existed during fiscal 2013 between any member of our compensation committee and any member of any other company’s board of directors or compensation committee.

Considerations in Identifying and Evaluating Director Nominees

Our nominating and governance committee has established policies and procedures relating to the consideration of any individual recommended as a prospective director nominee from stockholders. Please see the section entitled “Director Nomination Process” below. The nominating and governance committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the committee from other sources.

In its evaluation of director candidates, including the members of the board of directors eligible for reelection, our committee will consider the following:

•	The current size and composition of our board of directors and the needs of the board and its respective committees;

•	Factors such as character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like. Our committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors; and

•	Other factors that our committee may consider appropriate.

Any nominee for a position on the board must satisfy the following minimum qualifications:

•	The highest personal and professional ethics and integrity;

•	Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•	Skills that are complementary to those of the existing board;

•	The ability to assist and support management and make significant contributions to the company’s success; and

•	An understanding of the fiduciary responsibilities required of a member of the board and the commitment of time and energy necessary to diligently carry out those responsibilities.

The nominating and governance committee considers diversity as one of many, but not dispositive, factors in identifying nominees for director, including personal characteristics such as race and gender, as well as diversity in the experience and skills that contribute to the board’s performance of its responsibilities in the oversight of a complex and highly-competitive global business. The nominating and governance committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.

If our committee determines that an additional or replacement director is required, the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, board or management.

Director Nomination Process

Our nominating and governance committee is responsible for, among other things, determining the criteria for membership to our board of directors and recommending candidates for election to the board of directors. It is the policy of our nominating and governance committee to consider recommendations for candidates to the board of directors from stockholders holding not less than one percent (1%) of the outstanding shares of our common stock continuously for at least twelve (12) months prior to the date of submission of the recommendation or nomination. Stockholder recommendations for candidates to the board of directors must be directed in writing to Copart, Inc., 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254, Attention: General Counsel, and must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and Copart, and evidence of the recommending stockholder’s ownership of our stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like, and personal references. For details regarding the process to nominate a director directly for election to the board at an annual meeting of the stockholders, please see the section entitled “Questions and Answers About the Proxy Materials and Annual Meeting — What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors? — Nomination of Director Candidates.”

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance at stockholder meetings, our directors are encouraged to attend the annual meeting of stockholders. Three of our directors attended our 2012 annual meeting of stockholders.

Stockholder Communications with our Board of Directors

Our board of directors recommends that stockholders who wish to communicate directly with our board should do so in writing. Our board of directors has approved the following procedure for stockholders to communicate with our directors. Mail can be addressed to directors in care of Copart, Inc., Attention: General Counsel, 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254. All mail received will be logged in, opened and screened for security purposes. All mail, other than trivial or obscene items, will be forwarded. Items will be delivered to our directors at the next scheduled board meeting. Mail addressed to a particular director will be forwarded or delivered to that director. Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to the chairman of our nominating and governance committee. Mail addressed to the “Board of Directors” will be forwarded or delivered to the chairman of our board and chief executive officer. Our General Counsel may decide in the exercise of his judgment whether a response to any stockholder communication is necessary.

This procedure does not apply to stockholder proposals submitted pursuant to our bylaws and Rule 14a-8 of the Exchange Act, as discussed in this proxy statement under the caption “What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?”

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Our directors play a critical role in guiding our strategic direction and overseeing our management. In connection therewith, our non-employee directors are eligible to receive cash and equity compensation. Each non-employee director receives an annual director’s fee of $70,000, payable in quarterly installments. Mr. Cohan, who serves as chairman of our audit committee, receives an additional annual fee of $10,000 for his services as chairman of our audit committee, payable in quarterly installments. In addition to cash compensation, pursuant to procedures previously adopted by our board of directors, each non-employee director (other than newly appointed non-employee directors) receives an annual option grant of 40,000 shares under our 2007 Equity Incentive Plan, which grant takes place on the date of our annual meeting of stockholders each year. Newly appointed non-employee directors are awarded an initial grant of shares at the time of appointment and are not eligible for an additional grant until the fiscal year following their appointment. The directors are also eligible for reimbursement of reasonable and necessary expenses incurred in connection with their attendance at board and committee meetings.

Mr. Johnson is an executive officer, though not considered one of our named executive officers. As an employee director he does not receive any cash, equity or other compensation for his service as a member of our board of directors. In that respect, we have not listed him in either table in this section of our proxy statement.

The following table presents information relating to total compensation paid or accrued for services rendered to us in all capacities by our non-employee directors for the fiscal year ended July 31, 2013.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Matt Blunt	70,000	301,420	371,420
Steven D. Cohan	80,000	301,420	381,420
Daniel J. Englander	70,000	301,420	371,420
James E. Meeks	70,000	301,420	371,420
Thomas N. Tryforos	70,000	—	70,000

(1)	Amounts shown represent the aggregate grant date fair values of awards of stock options granted in fiscal 2013, which were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation, as amended, without regard to estimated forfeitures, or, with respect to re-priced options, the incremental fair value as computed in accordance with FASB ASC Topic 718. There can be no assurances that the amounts disclosed will ever be realized. Assumptions used in the calculation of these amounts are included in Note 1, “Summary of Significant Accounting Policies — Stock Compensation” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended July 31, 2013.

As of July 31, 2013, the end of our 2013 fiscal year, the aggregate number of stock options outstanding for each non-employee director was as follows:

Name	Aggregate Number of Shares Underlying Options
Matt Blunt	50,000
Steven D. Cohan	240,000
Daniel J. Englander	240,000
James E. Meeks	337,500
Thomas N. Tryforos	40,000

Under procedures previously adopted by our board of directors, each member of our board of directors (other than newly appointed non-employee directors) receives an option grant of 40,000 shares of our common stock on the date of our annual stockholder meeting. On December 5, 2012, the date of our 2012 annual stockholder meeting, each of Messrs. Blunt, Cohan, Englander and Meeks were granted options to purchase 40,000 shares of our common stock under our 2007 Equity Incentive Plan as part of their annual board compensation for fiscal 2013, at an exercise price of $30.02 per share, which was the closing price of our common stock on the NASDAQ on the date of grant. Fifty percent (50%) of the shares subject to each option vest 12 months from the date of grant and 1/24th of the total number of shares underlying each option vest each month thereafter, such that the options will be fully vested two years from the date of grant. Vesting of the options may accelerate if any successor corporation does not assume the options in the event of a change in control.

PROPOSAL NUMBER ONE

ELECTION OF DIRECTORS

General

One of the purposes of our annual meeting is to elect directors to hold office until the 2014 annual meeting of stockholders or until their respective successors are elected and have been qualified. At each annual meeting of stockholders, the terms of each of our incumbent directors expires and all members of our board of directors are elected. Our bylaws permit our board to establish the authorized number of directors within a range from five to nine members. Eight directors are currently authorized.

Nominees

Our nominating and governance committee has nominated the eight individuals listed below for election as directors. All of the nominees for election at the annual meeting are currently our directors. All of the nominees were approved by our nominating and governance committee. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unavailable to serve. Unless otherwise instructed, the proxy holders will vote all submitted proxies FOR the eight nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will ensure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders. Directors must be elected by a plurality of the votes cast at the annual meeting. Accordingly, the eight candidates receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting will be elected to our board of directors.

Each of the following nominees is currently one of our directors. Please see “Biographical Information” below for information concerning each of the following directors standing for election. Please note that all ages set forth below are as of October 28, 2013.

Name	Age	Position	Director Since
Willis J. Johnson	66	Chairman of the Board	1982
A. Jayson Adair	44	Chief Executive Officer and Director	1992
Matt Blunt	42	Director	2009
Steven D. Cohan	52	Director	2004
Daniel J. Englander	44	Director	2006
James E. Meeks	64	Director	1996
Vincent W. Mitz	50	President	2011
Thomas N. Tryforos	54	Director	2012

Biographical Information

Willis J. Johnson, founder of Copart, has, since January 2004, served as chairman of our board of directors. From 1982 until February 2010, Mr. Johnson served as our chief executive officer and from 1986 until 1995, he also served as our president. Mr. Johnson was an officer and director of U-Pull-It, Inc. (UPI), a self-service auto dismantler, which he co-founded, from 1982 through September 1994. Mr. Johnson sold his entire interest in UPI in September 1994.

Mr. Johnson has over 30 years of experience in owning and operating auto dismantling companies and has overseen our growth from a single salvage facility in California to 206 facilities in seven countries. As such, he brings to our board significant institutional history as well as extensive knowledge of the industry and our operations.

A. Jayson Adair has served as our chief executive officer since February 2010. From November 1996 to February 2010, Mr. Adair served as our president. From 1995 until 1996, Mr. Adair served as our executive vice president. From 1990 until 1995, Mr. Adair served as our vice president of sales and operations, and from 1989 to 1990, Mr. Adair served as our manager of operations.

Mr. Adair’s considerable knowledge and understanding of our company and our businesses together with his extensive experience managing crucial aspects of our business provide our board with significant insight into our businesses and operations.

Matt Blunt served as the Governor of the State of Missouri from 2005 to 2009. Prior to serving as the Governor of Missouri, Mr. Blunt served as a member of the Missouri General Assembly from 1999 through 2001 and as Missouri’s Secretary of State from 2001 through his inauguration as Governor in 2005. Since leaving the Office of the Governor of the State of Missouri, Mr. Blunt has served as a senior advisor to government affairs and financial firms. Since February 2011, Mr. Blunt has served as the president of the American Automobile Policy Council, which represents the public policy interests of Chrysler Group, LLC, Ford Motor Company, and General Motors Company. He is a 1993 graduate of the United States Naval Academy and received four Navy and Marine Corps Achievement Medals during his military service as well as numerous other awards.

Mr. Blunt brings to our board extensive experience in government and public policy as a result of his service as the Governor of Missouri, a member of the Missouri General Assembly, and his military training. As such, he provides our board with a unique and broad perspective on the issues we face.

Steven D. Cohan has served as the chief executive officer and president and as a director of Loco Ventures, Inc., a privately held company in Northern California, since 1997. From 1992 to 1994, he served as our vice president of finance and principal accounting officer and, from 1994 to 1996, he served as our vice president of corporate development. He holds an M.B.A. from the University of San Francisco and a B.A. in Economics from the University of California, Los Angeles. He is a certified public accountant.

Mr. Cohan brings to our board of directors a deep understanding of accounting principles and financial reporting rules and regulations. He acquired this knowledge in the course of serving as our principal accounting officer and his training as a certified public accountant.

Daniel J. Englander is managing partner of Ursula Capital Partners, an investment management firm that he founded in May 2004. In addition, since 2007, Mr. Englander has served as a director of America’s Car-Mart, Inc., an automotive retailer based in Bentonville, Arkansas; and he served as a director of Ambassadors International, a cruise ship operator based in Seattle, Washington from 2009 through May 2011. From October 1994 until January 2004, Mr. Englander was employed as an investment banker with Allen & Company, a New York-based merchant bank, serving as a Managing Director from September 2002 until his departure. He holds a B.A. from Yale University.

Mr. Englander’s background in investment management and finance enables him to be a valuable resource to our board and to our company with respect to financial and business issues.

James E. Meeks served as our chief operating officer from 1992, when he joined us in connection with our purchase of South Bay Salvage Pool, until his retirement in 2007. From 1995 to 1996, Mr. Meeks also served as our senior vice president and from 1996 until 2007 he served as our executive vice president. From 1986 to 1992, Mr. Meeks, together with his family, owned and operated the South Bay Salvage Pool, a salvage yard company. From 1991 to 2001, Mr. Meeks was an officer, director and part owner of CAS & Meeks, Inc., a towing and subhauling service company. On August 1, 2007, Mr. Meeks relinquished the titles and responsibilities of executive vice president and chief operating officer, and he retired from employment with us on December 31, 2007.

With over 30 years of experience in vehicle dismantling business and extensive experience in the subhauling business as well as his knowledge of our businesses and operations, Mr. Meeks brings to our board deep understanding of many aspects of the salvage market.

Vincent W. Mitz has served as our president since February 2010. From August 2007 to February 2010, Mr. Mitz served as our executive vice president. From May 1995 until July 2007, Mr. Mitz served as our senior vice president of marketing. Previously, Mr. Mitz was employed by NER Auction Systems Inc. (NER), an automotive auction company, from 1981 until its acquisition by us in 1995. At NER, Mr. Mitz held numerous positions, most recently as vice president of sales and operations for NER’s New York region from 1990 to 1993 and vice president of sales & marketing from 1993 to 1995.

With over 30 years of experience in the automotive auction industry, including 17 years with Copart, Mr. Mitz’s understanding of our business, operations, and strategy enables him to provide significant insight into our business and operations.

Thomas N. Tryforos has been a private investor since 2005. Between May 1991 and September 2004, Mr. Tryforos was a general partner at Prescott Investors, Inc., a private investment firm. Mr. Tryforos also serves as a director of Credit Acceptance Corporation, a publicly-traded indirect auto finance company. Mr. Tryforos received a B.A. from Columbia College in 1981. He received an MBA in accounting and finance from Columbia Business School in 1984.

Mr. Tryforos’ significant experience in investing and financial matters enables him to provide insight and be a valuable resource to our board of directors and our company with respect to investment and financial matters.

There are no family relationships among any of our directors or executive officers, except that A. Jayson Adair is the son-in-law of Willis J. Johnson.

Required Vote

The eight director nominees receiving the highest number of affirmative votes of the shares entitled to be voted at the annual meeting, either in person or by proxy, will be elected as directors at the annual meeting.

Recommendation of our Board of Directors

Our board of directors unanimously recommends that stockholders vote FOR the election of the eight nominees listed above.

* * * * *

PROPOSAL NUMBER TWO

APPROVAL OF AMENDMENT AND RESTATEMENT OF
2007 EQUITY INCENTIVE PLAN

General

We are asking our stockholders to approve an amendment to and restatement of our 2007 Equity Incentive Plan (the “2007 Plan”) to make the following amendments, which were previously approved by the Board of Directors on October 25, 2013, subject to stockholder approval at our Annual Meeting:

•	Increase in the number of shares of our common stock reserved for issuance under the 2007 Plan by 4,000,000 shares. This amount is expected to cover our needs for approximately the next four years based on historical grant practices; however, future circumstances and business needs may dictate a different result. (Section 3(a) of the 2007 Plan).

•	Add reasonable and meaningful limits as to the maximum number of awards that could be granted in each fiscal year of the Company to its non-employee directors (Section 23).

We are also seeking to re-approve the material terms of the 2007 Plan to allow us the ability to grant awards that qualify as “performance-based compensation” under Section 162(m) of the Code (“Section 162(m)”). At our 2007 annual meeting of stockholders, our stockholders approved a similar menu of performance-based compensation measures. Section 162(m) generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and other “covered employees,” as determined under Section 162(m) and applicable guidance. However, certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit. To enable us the ability to grant awards under the 2007 Plan that qualify as “performance-based” within the meaning of Section 162(m), the 2007 Plan limits the sizes of such awards as further described below. By approving the 2007 Plan, the stockholders will be re-approving, among other things, eligibility requirements for participation in the Plan, performance measures upon which specific performance goals applicable to certain awards would be based, limits on the numbers of shares or compensation that could be made to participants, and the other material terms of the 2007 Plan and awards to be granted under the 2007 Plan. If our stockholders approve the amended and restated 2007 Plan, the 2007 Plan administrator may (but is not required to) approve awards under the 2007 Plan that qualify as “performance-based compensation” under Section 162(m). If our stockholders do not approve the amended and restated 2007 Plan, our chief executive officer and three most highly compensated officers (other than the chief financial officer) would not be eligible to receive awards under the 2007 Plan.

Reasons for Voting for the Amendment and Restatement of the 2007 Equity Incentive Plan

As reflected in the “Compensation Philosophy and Program Design” below, equity-based incentive awards are a key component of our compensation philosophy by allowing us the ability to foster a corporate culture that aligns employee interests with stockholder interests. We believe that the use of equity-based incentive awards has been a material factor in our success to date, and if our stockholders approve the amendment to and restatement of the 2007 Plan, we intend to continue the appropriate use of equity awards in the future.

As of October 28, 2013, only 1,642,242 shares were available for issuance under the 2007 Plan, which we have determined would be insufficient to meet our forecasted needs for the next four years as discussed in greater detail below. We believe that an additional 4,000,000 shares is necessary for us to continue to offer a competitive equity-based incentive program for the next four years based on historical grant practices and forecasted needs. If the stockholders do not approve the proposed share increase, we may not be able to continue to offer competitive equity packages to retain our current employees and hire new employees in future years. This could significantly affect our plans for growth and adversely affect our ability to operate our business.

The Board of Directors believes strongly that the approval of the amendment to and restatement of the 2007 Plan is essential to our continued success. In particular, we believe that our employees are our most valuable assets and that the awards permitted under the 2007 Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we compete. Such awards also are crucial to our ability to motivate our employees to achieve our goals.

Our executive officers and directors have an interest in the approval of the amendment to and restatement of the 2007 Plan because they are eligible for awards under the 2007 Plan.

Key Features of the 2007 Plan

The following is a summary of some of the key features of the 2007 Plan.

•	The 2007 Plan allows for the grants of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares and other stock or cash awards as determined by the 2007 Plan administrator.

•	Each share subject to a stock-settled stock appreciation right at the time of grant will count as a full share against the 2007 Plan share reserve, rather than only the net shares issued upon exercise of the stock appreciation right.

•	Shares used to pay the tax and exercise price of an award will not become available for future grant or sale under the 2007 Plan.

•	Each award granted with an exercise price that is less than fair market value will count against the 2007 Plan’s share reserve as two shares for every one share subject to such award.

•	Stock options and stock appreciation rights may not be granted with an exercise price less than 100% of the fair market value per share on the date of grant.

•	The 2007 Plan administrator may not, without stockholder approval, modify or amend an option or stock appreciation right to reduce its exercise price after it has been granted (except as otherwise provided in the 2007 Plan), or cancel any outstanding option or stock appreciation right and immediately replace it with a new option or stock appreciation right with a lower exercise price.

•	The 2007 Plan includes reasonable limits as to the maximum number of shares subject to awards that could be granted in each fiscal year of the Company to non-employee directors.

Summary of the 2007 Equity Incentive Plan

The following is a summary of the principal features of the 2007 Plan and its operation. The summary is qualified in its entirety by reference to the 2007 Plan itself set forth in Appendix A.

The 2007 Plan provides for the grant of the following types of incentive awards: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units, (v) performance units and performance shares, and (vi) and other stock or cash awards. Each of these is referred to individually as an “Award.” Those who will be eligible for Awards under the 2007 Plan include employees, directors and consultants who provide services to the Company and its parent or subsidiaries. As of September 30, 2013, approximately 3,962 of our employees, directors and consultants would be eligible to participate in the 2007 Plan.

Number of Shares of Common Stock Available Under the 2007 Plan. The maximum aggregate number of shares that may be awarded and sold under the 2007 Plan is 8,000,000 shares. The shares may be authorized, but unissued, or reacquired common stock. As of October 28, 2013, 6,357,758 Awards have been granted under the 2007 Plan, 5,013,828 shares were subject to outstanding options, 61,234 shares were subject to outstanding restricted stock awards and 1,642,242 shares were available for future grants.

Shares subject to Awards granted with an exercise price less than the fair market value on the date of grant count against the share reserve as two shares for every one share subject to such an Award. To the extent that a share that was subject to an Award that counted as two shares against the 2007 Plan share reserve pursuant to the preceding sentence is returned to the 2007 Plan, the 2007 Plan reserve will be credited with two shares that will thereafter be available for issuance under the 2007 Plan.

If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, restricted stock units, performance shares or performance units, is forfeited to or repurchased by the Company, the unpurchased shares (or for Awards other than options and stock appreciation rights, the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the 2007 Plan. Upon exercise of a stock appreciation right settled in shares, the gross number of shares covered by the exercised portion of the stock appreciation right will cease to be available under the 2007 Plan. Shares that have actually been issued under the 2007 Plan under any Award will not be returned to the 2007 Plan and will not become available for future distribution under the 2007 Plan; provided, however, that if shares of restricted stock, restricted stock units, performance shares or performance units are repurchased by the Company or are forfeited to the Company, such shares will become available for future grant under the 2007 Plan as described above. Shares used to pay the exercise price of an Award and/or used to satisfy tax withholding obligations will not become available for future grant or sale under the 2007 Plan. To the extent an Award is paid out in cash rather than stock, such cash payment will not reduce the number of shares available for issuance under the 2007 Plan.

Effect of Certain Corporate Events. If we declare a stock dividend or engage in a reorganization or other change in our capital structure, including a merger, the Administrator will adjust the (i) number and class of shares available for issuance under the 2007 Plan, (ii) number, class and price of shares subject to outstanding Awards, and (iii) specified per-person limits on Awards to reflect the change.

Administration of the 2007 Plan. The board, or our compensation committee, or a committee of directors or of other individuals satisfying applicable laws and appointed by the board (referred to as the “Administrator”), will administer the 2007 Plan. To make grants to certain of the Company’s officers and key employees, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Exchange Act, and as “outside directors” under Section 162(m) of the Code (so that the Company can receive a federal tax deduction for certain compensation paid under the 2007 Plan). Subject to the terms of the 2007 Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive Awards, to determine the terms and conditions of Awards, to modify or amend each Award (subject to the restrictions of the 2007 Plan), and to interpret the provisions of the 2007 Plan and outstanding Awards. The Administrator may, with stockholder approval, implement an exchange program under which (i) outstanding Awards may be surrendered or cancelled in exchange for Awards of the same type, awards of a different type, or cash, (ii) participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award could be reduced.

Options. The Administrator is able to grant nonstatutory stock options and incentive stock options under the 2007 Plan. The Administrator determines the number of shares subject to each option, although the 2007 Plan provides that a participant may not receive options for more than 1,000,000 shares in any fiscal year, except in connection with his or her initial employment with the Company, in which case he or she may be granted an option covering up to an additional 1,000,000 shares.

The Administrator determines the exercise price of options granted under the 2007 Plan, provided the exercise price must be at least equal to the fair market value of our common stock on the date of grant. In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of our outstanding stock must be at least 110% of the fair market value of the common stock on the grant date.

The term of each option will be stated in the Award agreement. The term of an option may not exceed ten years, except that, with respect to any participant who owns 10% of the voting power of all classes of the Company’s outstanding capital stock, the term of an incentive stock option may not exceed five years.

After a termination of service with the Company, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the Award agreement. If no such period of time is stated in the participant’s Award agreement, the participant will generally be able to exercise his or her option for (i) three months following his or her termination for reasons other than death or disability, and (ii) twelve months following his or her termination due to death or disability. The participant’s Award agreement may also provide that if the exercise of an option following the termination of the participant’s status as a service provider (other than as a result of the participant’s death or disability) would result in liability under Section 16(b) of the Exchange Act, then the option will terminate on the earlier of (i) the expiration of the term of the option, or (ii) the 10th day after the last date on which such exercise would result in such liability under Section 16(b). The participant’s Award agreement may also provide that if the exercise of an option following the termination of the participant’s status as a service provider (other than as a result of the participant’s death or disability) would be prohibited because the issuance of shares would violate securities laws, then the option will terminate on the earlier of (i) the expiration of the term of the option, or (ii) the expiration of a period of three months after the termination of the participant during which the exercise of the option would not violate securities laws.

Restricted Stock. Awards of restricted stock are rights to acquire or purchase shares of our common stock, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. For example, the Administrator may set restrictions based on the achievement of specific performance goals. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed. The Award agreement generally will grant the Company a right to repurchase or reacquire the shares upon the termination of the participant’s service with the Company for any reason (including death or disability). The Administrator will determine the number of shares granted pursuant to an Award of restricted stock, but no participant will be granted a right to purchase or acquire more than 300,000 shares of restricted stock during any fiscal year, except that a participant may be granted up to an additional 300,000 shares of restricted stock in connection with his or her initial employment with the Company.

Restricted Stock Units. Awards of restricted stock units result in a payment to a participant only if the vesting criteria the Administrator establishes is satisfied. For example, the Administrator may set vesting criteria based on the achievement of specific performance goals. The restricted stock units will vest at a rate determined by the Administrator; provided, however, that after the grant of restricted stock units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such restricted stock units. Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the Award agreement. The Administrator, in its sole discretion, may pay earned restricted stock units in cash, shares, or a combination thereof. Restricted stock units that are fully paid in cash will not reduce the number of shares available for grant under the 2007 Plan. On the date set forth in the Award agreement, all unearned restricted stock units will be forfeited to the Company. The Administrator determines the number of restricted stock units granted to any participant, but during any fiscal year of the Company, no participant may be granted more than 300,000 restricted stock units during any fiscal year, except that the participant may be granted up to an additional 300,000 restricted stock units in connection with his or her initial employment to the Company.

Stock Appreciation Rights. The Administrator will be able to grant stock appreciation rights, which are the rights to receive the appreciation in fair market value of common stock between the exercise date and the date of grant. The Company can pay the appreciation in either cash, shares of common stock, or a combination thereof. The Administrator, subject to the terms of the 2007 Plan, will have complete discretion to determine the terms and conditions of stock appreciation rights granted under the 2007 Plan, provided, however, that the exercise price may not be less than 100% of the fair market value of a share on the date of grant and the term of a stock appreciation right may not exceed ten years. No participant will be granted stock appreciation rights covering more than 1,000,000 shares during any fiscal year, except that a participant may be granted stock appreciation rights covering up to an additional 1,000,000 shares in connection with his or her initial employment with the Company.

After termination of service with the Company, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement. If no such period of time is stated in a participant’s Award agreement, a participant will generally be able to exercise his or her vested stock appreciation rights for the same period of time as applies to stock options.

Performance Units and Performance Shares. The Administrator will be able to grant performance units and performance shares, which are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the Awards otherwise vest. Earned performance units and performance shares will be paid, in the sole discretion of the Administrator, in the form of cash, shares, or in a combination thereof. The Administrator will establish performance or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. The performance units and performance shares will vest at a rate determined by the Administrator; provided, however, that after the grant of a performance unit or performance share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance unit or performance share. During any fiscal year, no participant will receive more than 300,000 performance shares and no participant will receive performance units having an initial value greater than $2,000,000, except that a participant may be granted performance shares covering up to an additional 300,000 shares in connection with his or her initial employment with the Company. Performance units will have an initial value established by the Administrator on or before the date of grant. Performance shares will have an initial value equal to the fair market value of a share of our common stock on the grant date.

Performance Goals. Awards of restricted stock, restricted stock units, performance shares, performance units and other incentives under the 2007 Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement including: earnings per share, operating cash flow, operating income, profit after-tax, profit before-tax, return on assets, return on equity, return on sales, revenue, and total stockholder return. The performance goals may differ from participant to participant and from Award to Award and may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index.

To the extent necessary to comply with the performance-based compensation provisions of Section 162(m), with respect to any award granted subject to performance goals, within the first 25% of the performance period, but in no event more than 90 days following the commencement of any performance period (or such other time as may be required or permitted by Section 162(m)), the Administrator will, in writing: (i) designate one or more participants to whom an award will be made, (ii) select the performance goals applicable to the performance period, (iii) establish the performance goals, and amounts of such awards, as applicable, which may be earned for such performance period, and (iv) specify the relationship between performance goals and the amounts of such awards, as applicable, to be earned by each participant for such performance period. Following the completion of each performance period, the Administrator will certify in writing whether the applicable performance goals have been achieved for such performance period. In determining the amounts earned by a participant, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the administrator may deem relevant to the assessment of individual or corporate performance for the performance period. A participant will be eligible to receive payment pursuant to an award for a performance period only if the performance goals for such period are achieved.

Transferability of Awards. Awards granted under the 2007 Plan are generally not transferable, and all rights with respect to an Award granted to a participant generally will be available during a participant’s lifetime only to the participant.

Change in Control. In the event of a merger or change in control of the Company, each outstanding Award will be treated as the Administrator determines, including that each Award will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation, or the parent or subsidiary of the successor corporation, does not assume or substitute for the Award, the participant will fully vest in and have the right to exercise all of his or her outstanding options or stock appreciation rights, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a change in control, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

Amendment and Termination of the 2007 Plan. The Administrator will have the authority to amend, alter, suspend or terminate the 2007 Plan, except that stockholder approval will be required for any amendment to the 2007 Plan to the extent required by any applicable laws. No amendment, alteration, suspension or termination of the 2007 Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the Administrator and which agreement must be in writing and signed by the participant and the Company. The 2007 Plan will terminate in November 2017, unless the board terminates it earlier.

Non-Employee Director Award Limitations. The 2007 Plan limits the number of shares subject to Awards issued to a non-employee director in any fiscal year to 200,000 (increasing to 250,000 in the first year an individual serves as a non-employee director). Any Awards granted to an individual while he or she was an employee or consultant but not a non-employee director will not count for purposes of this limitation. The Board will adjust these share limitations in the event of any adjustment to the Company’s shares discussed above (under “Effect of Certain Corporate Events”).

Number of Awards Granted to Employees, Consultants, and Directors

The number of Awards that an employee, director or consultant may receive under the 2007 Plan is in the discretion of the Administrator and therefore cannot be determined in advance. The following table sets forth the aggregate number of shares of common stock subject to options granted under the 2007 Plan during the last fiscal year, and the average per share exercise price of such options.

Name of Individual or Group	Number of Options Granted	Average Per Share Exercise Price
All executive officers, as a group	100,000	$29.24
All directors who are not executive officers, as a group	160,000	$30.02
All employees who are not executive officers, as a group	75,000	$29.89

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the 2007 Plan. Tax consequences for any particular individual may be different.

Nonstatutory Stock Options. No taxable income is reportable when a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

As a result of Section 409A of the Code and the Treasury regulations promulgated thereunder (“Section 409A”), however, nonstatutory stock options and stock appreciation rights granted with an exercise price below the fair market value of the underlying stock or with a deferral feature may be taxable to the recipient in the year of vesting in an amount equal to the difference between the then fair market value of the underlying stock and the exercise price of such awards and may be subject to an additional 20% federal income tax plus penalties and interest. In addition, certain states, such as California, have adopted similar tax provisions that provide for additional penalties.

Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares. A participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units, performance shares or performance units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.

Section 409A. Section 409A of the Code, which was added by the American Jobs Creation Act of 2004, provides certain new requirements on non-qualified deferred compensation arrangements. Awards granted under the 1996 Plan with a deferral feature will be subject to the requirements of Section 409A, including discount stock options and stock appreciation rights discussed above. If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Some states may also apply a penalty tax (for instance, California imposes a 20% penalty tax (which was reduced to 5% effective January 1, 2013) in addition to the 20% federal penalty tax). The Internal Revenue Service has not issued complete and final guidance under Section 409A and, accordingly, the requirements of Section 409A (and the application of those requirements to Awards issued under the 2007 Plan) are not entirely clear. We strongly encourage recipients of such Awards to consult their tax, financial, or other advisor regarding the tax treatment of such Awards.

Tax Effect for the Company. The Company generally will be entitled to a tax deduction in connection with an Award under the 2007 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to the Company’s chief executive officer (i.e., its principal executive officer) and to each of its three most highly compensated executive officers for the taxable year (other than the principal executive officer or principal financial officer). Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 2007 Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options, establishing performance criteria that must be met before the Award actually will vest or be paid. The 2007 Plan has been designed to permit the Administrator (but not require) to grant Awards that are intended to qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such Awards.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2007 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Vote Required

The approval of the amended and restated 2007 Plan requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting.

Recommendation of our Board of Directors

Our board of directors unanimously recommends voting “FOR” the approval of the amendment and restatement of the 2007 Equity Incentive Plan and the number of shares reserved for issuance thereunder as disclosed in this proxy statement.

* * * * *

PROPOSAL NUMBER THREE

APPROVAL OF THE GRANT OF STOCK OPTIONS TO
OUR CHIEF EXECUTIVE OFFICER AND OUR PRESIDENT

General

We are seeking your approval to grant A. Jayson Adair, our chief executive officer, and Vincent W. Mitz, our president, each an option to acquire 2,000,000 and 1,500,000 shares of our common stock, respectively, on the terms described below. The exercise price of each option is expected to be the closing price of our common stock in trading on the Nasdaq Global Select Market on December 16, 2013, the date of the Annual Meeting.

If our stockholders approve the proposal, Mr. Adair and Mr. Mitz have agreed to forego all base salary and cash bonus compensation, other than a base salary of $1.00 per year, for a five-year period beginning on the initial vesting date of their respective stock option grant. In addition, each has agreed that he will not receive any additional stock options or other equity incentives during his respective five-year vesting period.

If the Annual Meeting is adjourned to a date later than December 16, 2013, we would expect the effective date of the stock option grants to be the later of the respective initial vesting date and the date of stockholder approval. In the event of an adjournment of the Annual Meeting to a date within a closed trading period under our insider trading policy, our compensation committee reserves the right to approve the grant of the options effective as of a future date falling within an open trading period and to implement the termination of cash compensation (other than $1.00 per year, per executive) upon the commencement of the respective initial vesting date of the stock option grant. In such event, all relevant terms of the option grants and the cash compensation would be revised as appropriate to reflect the actual grant date and initial vesting date.

Why have Mr. Adair and Mr. Mitz agreed to forego all cash and equity compensation (other than $1.00 per year) for five years in exchange for a stock option?

In April 2009, our stockholders approved the grant of stock options in lieu of cash and additional equity compensation structure to Mr. Adair, our then president, and Willis J. Johnson, our then chairman and chief executive officer. Given that Mr. Adair’s previously granted stock option will fully vest in April 2014, Mr. Adair and Mr. Mitz proposed to our compensation committee to continue the grant of stock options in lieu of cash and additional equity compensation structure for each of them. Our board of directors and compensation committee believe that Mr. Adair and Mr. Mitz’ agreement evidences their extraordinary commitment to continue to grow Copart’s business and increase stockholder value, as well as their strong belief in our business model and future prospects. Mr. Mitz joined Copart over 18 years ago and has served as our president since 2010. Mr. Adair has spent most of his working career at Copart, serving as our president between 1996 and 2010 and as our chief executive officer since 2010. Mr. Adair and Mr. Mitz have been instrumental in Copart’s expansion from a regional salvage company to 206 facilities in seven countries. Our compensation committee believes this sharing of risk is a strong and unique statement by Mr. Adair and Mr. Mitz. As Mr. Adair and Mr. Mitz develop and execute our corporate growth initiatives over the next five years, our board of directors and compensation committee believe that these option agreements will serve to align their individual interests with those of our stockholders to the maximum extent possible. In particular, because the value of the options on exercise will be directly correlated with the trading price of our common stock, Mr. Adair and Mr. Mitz will have substantial incentives to manage our business in ways that increase stockholder value.

What happens if the stock option grants are not approved?

If stockholders do not approve the stock option grant proposal, we will not grant the stock options. Mr. Adair and Mr. Mitz will remain eligible, during the term of their employment with Copart, to receive cash compensation (including salary and bonuses) and to be granted equity incentive awards.

Did independent directors of Copart approve this proposal?

Yes. Our compensation committee, which consists entirely of “independent directors” within the guidelines established by the Nasdaq Stock Market, LLC, approved the proposal and the related compensation arrangements. Daniel Englander, James Meeks, and Matt Blunt, who are independent directors, also approved the proposal and related compensation arrangements.

What is the required vote? Will Mr. Adair and Mr. Mitz be permitted to vote their shares with respect to the proposal?

We are required to obtain stockholder approval of the proposal under the rules of the Nasdaq Stock Market, LLC. Under applicable law, approval of the proposal requires the affirmative vote of a majority of the shares of our common stock that are present (in person or by proxy) and voting at the Annual Meeting.

As stockholders, Mr. Adair and Mr. Mitz would otherwise be entitled to vote their shares at the Annual Meeting. Mr. Adair and Mr. Mitz have determined, however, with the concurrence of our board of directors, that they will abstain from voting at the Annual Meeting any shares over which they exercise voting control.

As a result, our compensation committee and board of directors have determined that the proposal will not be implemented or deemed approved unless it is approved by the affirmative vote of a majority of the shares of our common stock that are present (in person or by proxy) and voting at the Annual Meeting, excluding the vote of any shares over which Mr. Adair or Mr. Mitz exercise voting control.

Have our independent directors indicated how they intend to vote their shares?

Each of our independent directors has indicated he intends to vote any shares over which he exercises voting control FOR the proposal.

How does the size of the option grant compare to Copart’s total capitalization, and how did the compensation committee determine that the size of the grant was appropriate?

As of October 28, 2013, we had 125.5 million shares of our common stock outstanding. As a result, Mr. Adair’s stock option grant represents approximately 1.6 percent (1.6%) of our outstanding common stock and Mr. Mitz’ stock option grant represents approximately 1.2 percent (1.2%) of our outstanding common stock. The compensation committee believed that sizable grants were appropriate to create the proper incentives for Mr. Adair and Mr. Mitz, particularly given their willingness to forego all cash and equity compensation for five years, other than a base salary of $1.00 per year. The compensation committee also noted that neither Mr. Adair nor Mr. Mitz will realize value from the options unless the value of the shares underlying the options increases, which will offset in part the potentially dilutive impact of the options.

What is the term of the options, and how will they vest? Under what circumstances will vesting accelerate?

Each option will have a ten (10) year term from the date of grant, subject to earlier termination if Mr. Adair or Mr. Mitz, as the case may be, cease to provide services to Copart as an employee, director, or consultant. If we terminate Mr. Adair or Mr. Mitz as a service provider at any time without “cause,” or they resign as a service provider for “good reason” upon or following a “change-in-control”, each of them will be able to exercise their option with respect to all shares for the full term of the option. If either of them is terminated as a service provider for any other reason, including a voluntary termination, each of them will be able to exercise the option, to the extent vested as of the date of termination, for a period of twelve months following such termination.

Each option will become exercisable over five years, subject to continued service, with twenty percent (20%) vesting on April 15, 2015, with respect to Mr. Adair, and the first anniversary of the grant date, with respect to Mr. Mitz, and the balance vesting ratably on a monthly basis over the subsequent four years. Each option will become fully vested, assuming continued service, on April 15, 2019, with respect to Mr. Adair, and the fifth anniversary of the grant date, with respect to Mr. Mitz. We currently expect the grant date to be the date of the Annual Meeting.

If prior to a change in control we terminate either executive’s service without cause, then one hundred percent (100%) of the shares subject to that executive’s stock option will immediately vest. If upon or following a change in control either we or a successor entity terminates the executive’s service without cause, or the executive resigns for good reason, then one hundred percent (100%) of the shares subject to his stock option will immediately vest. For more information about these accelerated vesting provisions, including the definitions of “cause,” “good reason,” and “change in control,” please see the section captioned “Potential Post-Employment Payments upon Termination or Change in Control” contained in this proxy statement.

Will the stock options be granted under Copart’s 2007 Plan?

No. Our compensation committee believes this unique compensation structure is a substantial deviation from our typical grant practices under the 2007 Plan. Our compensation committee elects to grant these options outside our 2007 Plan in order to avoid depleting our share reserve and to permit continued availability of reserves for grants to other key personnel.

What are the tax effects to Copart of the stock option grants?

We generally will be entitled to a tax deduction in connection with the stock options in an amount equal to the ordinary income realized by the executive upon the exercise of the stock option. While Section 162(m) of the U.S. Tax Code, Section 162(m), generally denies a corporate tax deduction for annual compensation exceeding $1 million to the chief executive officer, Mr. Adair, and to each our three most highly compensated executive officers for the tax year (other than the chief executive officer and chief financial officer), there is an exception for certain types of compensation that meet the qualifications of “performance-based” compensation within the meaning of Section 162(m). These qualifications include approval of the stock options and the individuals eligible to receive such options by an independent compensation committee and the stockholders. The stock options for Mr. Adair and Mr. Mitz have been structured so that, if approved by our stockholders, they qualify as performance-based compensation for purposes of Section 162(m), thereby permitting us to receive a full federal tax deduction in connection with them.

What are the accounting consequences to Copart of the stock option grants?

We will be required to recognize non-cash compensation expenses related to the stock options equal to their fair value on the date of grant as determined using the Black-Scholes valuation model, which is a recognized valuation model and the one we use to recognize stock option compensation expense for financial accounting purposes. The fair value would be recognized as compensation expense ratably over the vesting period of the stock options and reflected as a component of general and administrative expenses. Based on an assumed share value at the date of grant of $32.69 (the closing price of our common stock on the record date), current interest and dividend rates, and assumptions concerning volatility and option term, we currently estimate that we would recognize an annual non-cash stock compensation expense related to the stock option grants of approximately $4,058,680 for Mr. Adair and $3,044,010 for Mr. Mitz, in addition to any stock compensation expense we recognize for previously granted stock options that continue to vest. However, we will not be able to determine the final Black-Scholes valuation and the associated compensation expense until the time the options are granted. As a result, the actual compensation expense we are required to recognize for the stock options could differ materially from our current expectations. Among other factors, the current trading price of our common stock is a heavily weighted factor in the Black-Scholes valuation model, and differences between the closing price on the record date and the closing price on the date of grant are among the factors that could result in material differences between our actual and estimated compensation expense.

How will estimated annual future compensation if the stockholder proposal is not approved compare to estimated annual future compensation if it is approved (valuing the options based on their aggregate fair value at the time of grant)?

The following table provides information on the average annual compensation we currently estimate paying or expensing for Mr. Adair and Mr. Mitz in each of fiscal years 2014 through 2019 if the stock option grant proposal is not approved as compared to the estimated annual compensation we currently estimate paying or expensing during the stock option vesting period if the stock option grant proposal is approved.

For purposes of estimated compensation data from fiscal 2014 through fiscal 2019, if the stock option grant proposal is not approved, we have assumed a base salary for Mr. Adair of $1,000,000 prorated for fiscal 2014 and increasing to $1,250,000 for fiscal 2019 and for Mr. Mitz increasing from $650,000 for fiscal 2014 to $812,500 for fiscal 2019. We have also assumed increases in annual bonuses from $1,250,000 prorated in fiscal 2014 to $1,562,500 in fiscal 2019 for Mr. Adair and from $600,000 in fiscal 2014 to $787,500 in fiscal 2019 for Mr. Mitz. Finally, we have assumed that the compensation committee approves grants of options to acquire 300,000 shares of our common stock to Mr. Adair in each year except fiscal 2014, and 200,000 shares of our common stock to Mr. Mitz in each such fiscal year. Although these assumed stock option grants are larger than the average grants that would have been made to Mr. Adair and actually made to Mr. Mitz in recent years, our compensation committee strongly believes that options grants effectively align stockholder and management interests and, as a result, would expect to increase the equity incentive component of Mr. Adair and Mr. Mitz’ compensation if the proposal is not approved by the stockholders.

Under both scenarios shown in the table, the line item identified as “equity compensation” reflects our estimate of the aggregate fair value of stock options at the time of grant; these values do not reflect the actual compensation expense we would be required to recognize under FASB ASC Topic 718. The estimated future impact of these grants and prior grants on our general and administrative expenses are reflected in the table included with the question below. The Black-Scholes valuation relies on numerous assumptions, including the exercise price of the option, the estimated term of the option (which is based on our historic experience with option grants and not the actual term of the option), stock price volatility, anticipated dividend yield, and applicable interest rates. The actual fair value of the options will be determined based on circumstances at the time the options are granted, and changes in the assumptions underlying the Black-Scholes Option Pricing Model can result in material variations in the fair value calculated. For purposes of the table below, we have assumed, under both scenarios, an option term of 7.1 years, stock price volatility of 24.81%, interest rates of 1.91%, a zero percent dividend yield, and an exercise price of $32.69, the closing price of our common stock in trading on the Nasdaq Global Select Market on the record date.

	Estimated Average Annual Compensation if the Option Grants are NOT Approved (FY 2014 through 2019)		Estimated Average Annual Compensation if the Option Grants are Approved (FY 2014 through FY 2019) (2)
	Mr. Adair (1)	Mr. Mitz	Mr. Adair	Mr. Mitz
Base Salary	$1,007,192	$731,250	$61,074	$121,719
Cash Bonuses	$1,258,990	$693,750	$76,341	$81,627
Equity Compensation	$2,027,815	$1,694,120	$3,989,510	$3,047,013
Total	$4,293,997	$3,119,120	$4,126,925	$3,250,359

(1)	As approved by our stockholders in April 2009, Mr. Adair would become eligible for cash and equity compensation beginning on April 15, 2014.

(2)	In the event this proposal number three is approved by our stockholders, Mr. Adair would become eligible for cash and equity compensation beginning on April 16, 2019 and Mr. Mitz would become eligible for cash and equity compensation beginning on December 17, 2018.

How will total compensation expense (including both cash expense and non-cash stock compensation expense) vary in future periods if the stockholder proposal is not approved and if it is approved?

The following table provides estimates of our future total compensation expense, including cash expense and non-cash stock option compensation expense, that would be reflected in our general and administrative expense under the scenarios where the stock option grants are approved and are not approved. Please note that in both scenarios, we include stock option compensation expense relating to prior period option grants that will continue to vest during the periods indicated.

For purposes of estimated compensation expenses if the stockholder proposal is not approved, we have assumed a base salary of $1,000,000 for Mr. Adair prorated in fiscal 2014 and increases in base salary for Mr. Adair to $1,250,000 for fiscal 2019 and an increase in base salary of Mr. Mitz from $650,000 for fiscal 2014 to $812,500 for fiscal 2019. We have also assumed annual bonuses of $1,250,000 prorated in fiscal 2014 and increases to $1,562,500 in fiscal 2019 for Mr. Adair and assumed increases in annual bonuses from $600,000 in fiscal 2014 to $787,500 in fiscal 2019 for Mr. Mitz. Finally, we have assumed that the compensation committee approves grants of options to acquire 300,000 shares of our common stock to Mr. Adair (except in fiscal year 2014) and 200,000 shares of our common stock to Mr. Mitz in each such fiscal year. Although these assumed stock option grants are larger than the average grants that would have been made to Mr. Adair and actually made to Mr. Mitz in recent years, our compensation committee strongly believes that option grants effectively align stockholder and management interests and, as a result, would expect to increase the equity incentive component of Mr. Adair and Mr. Mitz’ compensation if the proposal is not approved by the stockholders. For purposes of the period from August 1, 2013 to July 31, 2014, the end of our 2014 fiscal year, we have prorated salary and bonus compensation based on these assumptions and based on the fact that, as approved by our stockholders in April 2009, Mr. Adair would become eligible for cash and equity compensation beginning on April 15, 2014.

Under the scenarios where the proposed grants are approved, we have assumed that cash compensation resumes in April 2019, with base salary set at $1,250,000 and an annualized bonus set at $1,562,500 for Mr. Adair and in December 2018 with base salary set at $812,500 and an annualized bonus set at $787,500 for Mr. Mitz.

For purposes of the following table, non-cash stock option compensation expense reflects our current estimates of charges that will be reflected under FASB ASC Topic 718, including with respect to prior period stock option grants that will continue to vest. For additional information about the non-cash stock compensation element of total compensation expense, please refer to the question immediately following the table below. In the next question, we identify the amount of non-cash stock compensation expense that is included with total compensation in the table accompanying this question as well as the assumptions underlying the stock option expense calculations.

	Total Cash and Equity Compensation Expense
	Mr. Adair		Mr. Mitz
Fiscal Year	If proposed grants are approved	If proposed grants are NOT approved	If proposed grants are approved	If proposed grants are NOT approved
2014	$4,827,445	$4,303,252	$3,583,585	$2,959,746
2015	$4,058,681	$2,971,302	$4,186,357	$3,121,882
2016	$4,058,681	$3,692,604	$3,507,614	$2,919,007
2017	$4,058,681	$4,413,906	$3,044,011	$2,931,272
2018	$4,058,681	$5,135,208	$3,044,011	$3,407,140
2019	$3,699,386	$5,247,708	$2,136,573	$3,375,673

How will your estimated non-cash stock option compensation reflected in general and administrative expense differ if the proposed grants are or are not approved?

The following table provides estimates of our future stock compensation expense under FASB ASC Topic 718 for Mr. Adair and Mr. Mitz as reflected in general and administrative expense under the scenarios where the stock option grants are approved and are not approved. These amounts are included as part of “Total Compensation” in the table immediately preceding this question. Please note that in both scenarios, we include stock option compensation expense relating to prior period option grants that will continue to vest during the periods indicated.

Estimating future stock option compensation expense requires us to value stock options under the Black-Scholes Option Pricing Model and then amortize the resulting value over the relevant vesting period. As noted above, the Black-Scholes model relies on data that can only be determined at the time the grant is made. Our current estimates of these data could differ materially from those in effect at the time of grant. As a result, our actual compensation expense could differ materially from that reflected below.

For purposes of the following table, we have assumed that if the stock option grant proposal described in this proxy statement is not approved, we will grant Mr. Adair an option to acquire 300,000 shares of common stock in each of fiscal years 2015 to 2019, and Mr. Mitz an option to acquire 200,000 shares of common stock in each of fiscal years 2014 through 2019. As noted previously, these assumed option grants are larger than our recent grants actually were, or may have been in the case of Mr. Adair, but consistent with our compensation committee’s expectations concerning the size of future equity incentives if the stockholder proposal is not approved. We have valued all options for purposes of the table below, including the options subject to stockholder approval at the Annual Meeting, under the Black-Scholes Option Pricing Model based on the following assumptions: an option term of 7.1 years; stock price volatility of 24.81%; interest rates of 1.91%; a zero percent dividend yield; and an exercise price of $32.69, the closing price of our common stock in trading on the Nasdaq Global Select Market on the record date.

	Estimated Annual Stock Option Compensation Expense Under FAS 123(R)
	Mr. Adair		Mr. Mitz
Fiscal Year	If proposed grants are approved	If proposed grants are NOT approved	If proposed grants are approved	If proposed grants are NOT approved
2014	$4,827,444	$3,643,662	$3,358,585	$1,709,746
2015	$4,058,680	$608,802	$4,186,356	$1,801,882
2016	$4,058,680	$1,217,604	$3,507,613	$1,529,007
2017	$4,058,680	$1,826,406	$3,044,010	$1,471,272
2018	$4,058,680	$2,435,208	$3,044,010	$1,877,140
2019	$2,874,898	$2,435,208	$1,141,504	$1,775,673

How can we compare the economic value of the stock option awards with prior compensation practices?

Our compensation committee believes that direct comparison of our current compensation structure and the proposed stock option grant structure is difficult if not impossible. Mr. Adair and Mr. Mitz have agreed to forego all their cash and additional equity compensation (other than an annual salary of $1.00 per year for each officer) over the next five years in exchange for the stock option grants. By doing so, they accept extraordinary compensation risks relating to the price of our common stock, including systemic market risks that would be unrelated to our actual operating performance. It is possible that Mr. Adair and Mr. Mitz could realize no value in connection with the stock option grants. However, generally accepted accounting principles require us to recognize stock compensation expense based on the value of the options on the grant date, and Securities and Exchange Commission rules require us to disclose these non-cash charges as compensation to the executives, in each case regardless of the ultimate value realized by Mr. Adair or Mr. Mitz. As a result, our compensation committee believes that a direct comparison of past compensation practices and the stock option proposal is not particularly meaningful.

Nevertheless, if our stockholders approve the stock option proposal, as described above, our non-cash compensation expense will increase substantially relative to historic amounts. As indicated above, the Black-Scholes valuation model, which relies on numerous assumptions, imputes a considerable value to the option rights we propose to grant and these grants will be reflected as compensation expense in our statement of operations. On the other hand, we will no longer incur any cash compensation expense for base salaries or cash bonus incentives for Mr. Adair or Mr. Mitz (other than $1.00 per year for each officer).

How does prior cash compensation compare to future cash compensation under the proposal?

The following table summarizes recent base salary and cash bonus payments to Mr. Adair and Mr. Mitz, assuming that for Mr. Mitz, such payments will cease on December 16, 2013 if the stock option grants are approved and will not be resumed before December 17, 2018 (other than $1.00 each in base salary per year), and for Mr. Adair, such payments will cease on April 14, 2014 if the stock option grants are approved and will not be resumed before April 14, 2019 (other than $1.00 each in base salary per year).

	Mr. Adair				Mr. Mitz
	FY 2012	FY 2013	(Estimate) FY2014 (1)	April 2014 through April 2019	FY 2012	FY 2013	(Estimate) FY2014 (1)	December 2013 through December 2018
Base Salary	$1	$1	$1	$5	$650,000	$650,000	$225,000	$5
Cash Bonuses	$—	$—	$—	$—	$600,000	$600,000	$—	$—

(1)	Estimates for fiscal year 2014 assume stockholder approval of proposal three and no new payments of base salary or cash bonuses after April 14, 2014 for Mr. Adair and no further payments of base salary or cash bonuses after December 16, 2013 for Mr. Mitz. For fiscal 2014, Mr. Mitz’ current base salary is $650,000 per year. Mr. Adair’s current base salary is $1.00 per year, but we estimate would increase to $1,000,000 effective April 15, 2014 if this proposal three is not approved.

What was the aggregate Black-Scholes value at the time of grant of recent equity incentive awards to Mr. Adair and Mr. Mitz?

The following table presents historic information concerning the aggregate fair value at the time of grant for options granted in each of the indicated fiscal years to Mr. Adair and Mr. Mitz. If the stockholder proposal is approved, no further grants will be made to Mr. Adair prior to April 14, 2019 or Mr. Mitz prior to December 17, 2018.

	Mr. Adair			Mr. Mitz
Fiscal Year	Shares	Exercise Price	Black-Scholes Value (1)	Shares	Exercise Price	Black-Scholes Value (1)
2009	4,200,000	$15.327	$27,786,700	80,000	$19.775	$679,160
2010	—	$—	$—	350,000	$16.939	$2,553,210
2011	—	$—	$—	700,000	$19.366	$4,789,440
2012	—	$—	$—	—	$—	$—
2013	—	$—	$—	—	$—	$—

(1)	Reflects the aggregate fair value of stock options at the time of grant under the Black-Scholes Option Pricing Model, based on the exercise price of the option, the estimated term of the option (which is based on our historic experience with option grants and not the contractual term of the option), stock price volatility, anticipated dividend yield, and applicable interest rates. For purposes of fiscal 2009 option grants, we assumed an option term of 6.97–7.11 years, stock price volatility of 35.59%–37.31%, a dividend yield of zero percent, an interest rate of 2.31%–3.05%, and an exercise price of $15.105–$19.775. For purposes of fiscal 2010 option grants, we assumed an option term of 7.11 years, stock price volatility of 34.74%–36.2%, a dividend yield of zero percent, an interest rate of 2.98%–3.03%, and an exercise price of $16.43–$17.32. For purposes of fiscal 2011 option grants, we assumed an option term of 6.75–7.11 years, stock price volatility of 27.818%–30.64%, a dividend yield of zero percent, an interest rate of 1.86%–2.88%, and an exercise price of $16.38–$20.56.

What other material terms of the stock options should I understand?

The following is a summary of other principal terms of the stock options. The summary is qualified in its entirety by reference to the form of Stand-Alone Option Agreement attached to this proxy statement as Appendix B.

Administration of the Stock Options. The compensation committee will administer the stock options. The compensation committee will grant the awards. Each member of our compensation committee qualifies as a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1933, as amended, and as an “outside director” under Section 162(m) of the Internal Revenue Code so that we can receive a federal tax deduction for certain compensation paid pursuant to the stock options.

General. The stock options will be granted as nonstatutory stock options

Transferability of Stock Options. The stock options are not transferable in any manner other than by the laws of descent or distribution, and all rights with respect to a stock option generally will be available during an executive’s lifetime only to the executive.

Change in Control. In the event of a merger or change in control, the stock options will be treated as the administrator determines, including that each stock option will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation, or the parent or subsidiary of the successor corporation, does not assume or substitute for the stock options, the executive will fully vest in and have the right to exercise all of shares subject to the stock option. The administrator will notify the participant in writing or electronically that the stock option will be fully vested and exercisable for a period of time determined by the administrator in its sole discretion, and the stock option will terminate upon the expiration of such period.

Amendment. Subject to any stockholder approval requirements that may be imposed by applicable law or the rules of the Nasdaq Global Select Market, the stock options may be amended with the approval of the compensation committee and the individual executives.

How many options will Mr. Adair and Mr. Mitz receive after the effective date of the grants if the stockholder proposal is approved?

If the stock option proposal is approved, neither Mr. Adair nor Mr. Mitz will receive any additional stock option grants prior to the fifth anniversary of the initial vesting date of the stock options. The following is a summary of the number of shares subject to the stock options to be received by Mr. Adair and Mr. Mitz if this proposal is approved by the stockholders:

Name of Individual or Group	Number of Stock Options
A. Jayson Adair, CEO	2,000,000
Vincent W. Mitz, President	1,500,000
All current executive officers as a group	3,500,000
All current directors who are not executive officers, as a group	—
All employees who are not executive officers, as a group	—

The market value of a share of our common stock as of October 28, 2013, the record date for the Annual Meeting, was $32.69 per share, based on the closing sales price for our common stock reported on that date on the Nasdaq Global Select Market.

What are the federal tax aspects of the stock options?

The following paragraphs summarize the general federal income tax consequences to U.S. taxpayers and Copart of the stock options. Tax consequences for any particular individual may be different.

Nonstatutory Stock Options. No taxable income will be recognized by Mr. Adair or Mr. Mitz when the stock options are granted. Upon exercise, the executives will recognize ordinary income in an amount equal to the excess of the fair market value on the exercise date of the shares purchased over the exercise price. Any taxable income recognized in connection with the stock option exercise will be subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Tax Effect for Copart. We generally will be entitled to a tax deduction in connection with the stock options in an amount equal to the ordinary income realized by the executive upon exercise of the stock option. Special rules limit the deductibility of compensation paid to our chief executive officer, Mr. Adair, and to each of our three most highly compensated executive officers for the taxable year (other than the chief executive officer or chief financial officer). Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the stock options. The stock options have been structured so that they qualify as performance-based for purposes of Section 162(m), thereby permitting us to continue to receive a federal income tax deduction in connection with them.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON EXECUTIVES AND COPART WITH RESPECT TO THE GRANT AND EXERCISE OF THE STOCK OPTIONS. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF AN EXECUTIVE’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH AN EXECUTIVE MAY RESIDE.

Required Vote

The approval of option grants to each of Mr. Adair and Mr. Mitz requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting.

Recommendation of our Board of Directors

Our board of directors unanimously recommends that stockholders vote FOR the approval of the option grants to each of Mr. Adair and Mr. Mitz as disclosed in this proxy statement.

* * * * *

PROPOSAL NUMBER FOUR

ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION

General

This year we are asking our stockholders to cast a non-binding advisory vote to approve the compensation of our named executive officers identified in the Fiscal Year 2013 Summary Compensation Table in the “Executive Compensation” section of this proxy statement as required by Section 14A of the Exchange Act. Section 14A was added to the Exchange Act by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act). The advisory vote on the approval of executive compensation is a non-binding vote on the compensation of our named executive officers, as described in the “Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this proxy statement. The Dodd-Frank Act requires us to hold the non-binding advisory vote on the approval of execution compensation at least once every three years.

At our 2012 annual meeting of stockholders, we provided our stockholders with the opportunity to cast a non-binding advisory vote to approve the compensation of our named executive officers as disclosed in the proxy statement for our 2012 annual meeting of stockholders, and our stockholders overwhelmingly approved the proposal, with more than 97% of the votes cast in favor of the proposal to approve the executive compensation of our named executive officers. At our 2011 annual meeting of stockholders, we also asked our stockholders to indicate if we should hold an advisory vote to approve the compensation of our named executive officers every one, two, or three years, with our board of directors recommending an annual advisory vote. Because our board of directors views it as a good corporate governance practice, and because more than 92% of the votes cast were in favor of an annual advisory vote, we are again asking our stockholders to approve the compensation of our named executive officers as disclosed in this proxy statement.

Compensation Program and Philosophy

Our executive compensation program is designed to:

•	To attract and retain talented and experienced executives;

•	To motivate and reward executives whose knowledge, skills and performance are critical to our success; and

•	To incentivize our executives to manage our business to meet our long-term objectives and the long-term objectives of our stockholders.

Under this program, our named executive officers are rewarded for the achievement of specific short-term and long-term goals that enhance stockholder value. Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which describes our executive compensation program and contains information about the fiscal 2013 compensation of our named executive officers. Our compensation committee and our board of directors believe that our compensation design and practices are effective in implementing our executive compensation goals.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis in a non-binding vote, the compensation of Copart, Inc.’s named executive officers as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures set forth in the proxy statement relating to Copart’s 2013 annual meeting of stockholders.”

Required Vote

The affirmative “FOR” votes must exceed the votes cast “AGAINST” to approve, on an advisory basis, the compensation awarded to our named executive officers for the fiscal year ended July 31, 2013. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes are not counted as votes “FOR” or “AGAINST” this proposal.

Even though this say-on-pay vote is advisory and, therefore, will not be binding on us, our compensation committee and our board of directors value the opinions of our stockholders. Accordingly, to the extent there is a significant vote against the compensation of our named executive officers, we will consider our stockholders’ concerns, and our compensation committee will evaluate what actions may be necessary or appropriate to address those concerns.

Recommendation of our Board of Directors

Our board of directors unanimously recommends that stockholders vote FOR the approval of the compensation of our named executive officers as disclosed in this proxy statement.

* * * * *

PROPOSAL NUMBER FIVE

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

General

Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for the current fiscal year ending July 31, 2014. A representative of Ernst & Young LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. Stockholder ratification of the appointment of Ernst & Young LLP is not required by our bylaws or otherwise. Our audit committee is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice.

In the event our stockholders fail to ratify the appointment of Ernst & Young LLP, our audit committee will reconsider its selection. Even if the selection of the independent registered public accounting firm is ratified by our stockholders, our audit committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it feels that such a change would be in the best interests of the company and our stockholders.

Vote Required

The affirmative “FOR” votes must exceed the votes cast “AGAINST” to approve, on an advisory basis, the compensation awarded to our named executive officers for the fiscal year ended July 31, 2014. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions are not counted as votes “FOR” or “AGAINST” this proposal.

Recommendation of our Board of Directors

Our board of directors unanimously recommends that stockholders vote FOR the ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending July 31, 2014.

* * * * *

Auditor Fees and Services

The following table sets forth the aggregate fees for professional services rendered for the audit of our consolidated annual financial statements by our independent registered public accounting firm, Ernst & Young LLP, for fiscal years ended July 31, 2013 and 2012. The table also includes fees billed for audit services, audit-related services, tax services and all other services rendered by Ernst & Young LLP for fiscal years ended July 31, 2013 and 2012:

Nature of Service	Fiscal Year 2013	Fiscal Year 2012
Audit Fees(1)	$1,487,200	$1,534,300
Audit-Related Fees(2)	$7,000	$13,200
Tax Fees(3)	$627,500	$167,800
All Other Fees(4)	$2,300	$2,300
Total Fees	$2,124,000	$1,717,600

(1)	Audit fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements and review of our interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and that are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

(3)	Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state, and international tax compliance, tax audit defense, customs and duties, mergers and acquisitions, and international tax planning.

(4)	Consists of fees for products and services other than the services reported above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm (or subsequently approving audit and permitted non-audit services in those circumstances where a subsequent approval is necessary and permissible). These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year. For fiscal years 2013 and 2012, all audit-related fees, tax fees, and all other fees were pre-approved. Our independent registered public accounting firm and management are required to periodically report to our audit committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval. Our audit committee may also pre-approve particular services on a case-by-case basis. In addition, the charter of our audit committee provides that our audit committee may delegate to one or more designated members the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to our audit committee at its scheduled meetings.

Report of the Audit Committee

The audit committee of Copart’s board of directors consists of Messrs. Cohan, Englander and Blunt. The audit committee has reviewed and discussed with management and Ernst & Young LLP Copart’s audited consolidated financial statements and financial reporting processes. Copart’s management has the primary responsibility for Copart’s financial statements and financial reporting processes, including the system of internal controls. Ernst & Young LLP, Copart’s current independent registered public accounting firm, is responsible for performing an independent audit of Copart’s consolidated financial statements and for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles. The audit committee reviews and monitors these processes and receives reports from Ernst & Young LLP and management. The audit committee also discusses with Ernst & Young LLP the overall scope and plans of their audits, their evaluation of our internal controls, and the overall quality of Copart’s financial reporting processes.

In accordance with the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T, the audit committee had discussions with management and the independent registered public accounting firm regarding the acceptability and the quality of the accounting principles used in the reports. These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements. In addition, the audit committee has discussed with the independent registered public accounting firm their independence from Copart and its management and the independent registered public accounting firm provided the written disclosures and the letter required by the Public Company Accounting Oversight Board Rule 3526, “Communication with Audit Committees Concerning Independence” and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

On an annual basis, the audit committee obtains from the independent registered public accounting firm a written communication delineating all their relationships and professional services as required by The Public Company Accounting Oversight Board (PCAOB) Rule 3526, “Communication with Audit Committees Concerning

Independence.” In addition, the audit committee reviewed with the independent registered public accounting firm the nature and scope of any disclosed relationships or professional services and took, or recommended that Copart’s board of directors take, appropriate action to ensure the continuing independence of the independent registered public accounting firm.

Based upon the reviews, discussions and considerations referred to above, the audit committee has recommended to the board of directors that Copart’s audited consolidated financial statements be included in Copart’s Annual Report on Form 10-K for fiscal year 2013, and that Ernst & Young LLP be appointed as the independent registered public accounting firm for Copart for the fiscal year ending July 31, 2014.

Respectfully submitted by:

The audit committee of the board of directors

Steven D. Cohan (chairman) Daniel J. Englander Matt Blunt

The preceding report of the audit committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C (17 CFR 240.14a-1 through 240.14b-2 or 240.14c-1 through 240.14c-101), other than as provided in Item 407(d) of Regulation S-K, or to the liabilities of section 18 of the Exchange Act (15 U.S.C. 78r), except to the extent we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act. Such information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference.

EXECUTIVE OFFICERS

Our executive officers and their ages as of October 28, 2013 were as follows:

Name	Age	Position
Willis J. Johnson	66	Chairman of the Board
A. Jayson Adair	44	Chief Executive Officer and Director
Vincent W. Mitz	50	President
William E. Franklin	57	Senior Vice President and Chief Financial Officer
Paul A. Styer	57	Senior Vice President, General Counsel and Secretary
Robert H. Vannuccini	47	Senior Vice President, Sales
Russell D. Lowy	54	Senior Vice President and Chief Operating Officer
Thomas E. Wylie	62	Senior Vice President, Human Resources
Vincent J. Phillips	53	Senior Vice President and Chief Information Officer
Matthew M. Burgener	38	Senior Vice President, Marketing
Anthony F. Cristello	44	Senior Vice President, Business Development
John Lindle	41	Senior Vice President, Strategic Growth
Simon E. Rote	41	Vice President, Finance

Willis J. Johnson, founder of Copart, has, since January 2004, served as chairman of our board of directors. From 1982 until February 2010, Mr. Johnson served as our chief executive officer and from 1986 until 1995, he also served as our president. Mr. Johnson was an officer and director of U-Pull-It, Inc. (UPI), a self-service auto dismantler, which he co-founded, from 1982 through September 1994. Mr. Johnson sold his entire interest in UPI in September 1994.

A. Jayson Adair has served as our chief executive officer since February 2010. From November 1996 to February 2010, Mr. Adair served as our president. From 1995 until 1996, Mr. Adair served as our executive vice president. From 1990 until 1995, Mr. Adair served as our vice president of sales and operations, and from 1989 to 1990, Mr. Adair served as our manager of operations.

Vincent W. Mitz has served as our president since February 2010. From August 2007 to February 2010, Mr. Mitz served as our executive vice president. From May 1995 until July 2007, Mr. Mitz served as our senior vice president of marketing. Previously, Mr. Mitz was employed by NER Auction Systems Inc. (NER), an automotive auction company, from 1981 until its acquisition by Copart in 1995. At NER, Mr. Mitz held numerous positions, most recently as vice president of sales and operations for NER’s New York region from 1990 to 1993 and vice president of sales & marketing from 1993 to 1995.

William E. Franklin has served as our senior vice president and chief financial officer since March 2004. Mr. Franklin has over 20 years of international finance and executive management experience. From October 2001 to March 2004, Mr. Franklin served as the chief financial officer of Ptek Holdings, Inc., an international telecommunications company. Prior to that he was the president and chief executive officer of Clifford Electronics, an international consumer electronics company. Mr. Franklin received a Master’s degree in Business Administration from the University of Southern California and his Bachelor of Science degree in Finance from California State University, Bakersfield. Mr. Franklin is a certified public accountant.

Paul A. Styer has served as our general counsel since September 1992, our corporate secretary since October 1993, and our senior vice president since April 1995. From September 1992 until April 1995, Mr. Styer served as our vice president. Mr. Styer served as one of our directors from September 1992 until October 1993. From August 1990 to September 1992, Mr. Styer conducted an independent law practice. Mr. Styer received a B.A. from the University of California, Davis and a J.D. from the University of the Pacific. Mr. Styer is a member of the State Bar of California.

Robert H. Vannuccini has served as our senior vice president, sales since July 2007. From 1999 to 2007, Mr. Vannuccini served as our vice president of national accounts. From 1995 to 1999, Mr. Vannuccini served as our midwest regional account manager. Prior to that, Mr. Vannuccini was employed by NER as the midwest regional account manager from 1994 until its acquisition by Copart in 1995. Prior to his experience at NER, Mr. Vannuccini was an assistant vice president with Fleet Financial Group, a northeastern bank that was acquired by Bank of America, N.A. in 2004, from 1991 to 1994. Mr. Vannuccini received his Bachelor of Business Administration degree in Banking and Finance from Hofstra University, Hempstead, New York in 1988.

Russell D. Lowy has served as our senior vice president and chief operating officer since July 2007. From July 2002 to July 2007, Mr. Lowy served as our senior vice president of operations. Mr. Lowy served as our vice president of operations, eastern division from December 1999 to July 2002. From December 1998 to December 1999, Mr. Lowy served as our director of training and auditing. Mr. Lowy served as our assistant vice president of operations from 1996 to 1997, regional manager of northern California from 1995 to 1996, and marketing manager from 1993 to 1994. Prior to joining us, Mr. Lowy spent nine years with ADP — Claims Solutions Group, a provider of computing services to automobile dealers. Mr. Lowy received a B.S. in Business Administration from California State University, Chico in 1982.

Thomas E. Wylie has served as our senior vice president, human resources since November 2003. Mr. Wylie has over 25 years of human resources and organizational change management experience. From January 2001 to November 2003 he served as vice president, human resources, systems and administration for the California Division of Kaiser Permanente, a health care organization headquartered in Oakland, California. Prior to that he was the vice president of human resources for global business services, a division of Honeywell International Inc. (Honeywell), a diversified technology and manufacturing company, in Morristown, New Jersey. He held several other positions with Honeywell starting in 1979. Mr. Wylie received a Bachelor’s degree from Hamline University in St. Paul, Minnesota.

Vincent J. Phillips has served as our senior vice president and chief information officer since April 2010. Prior thereto in 2009, Mr. Phillips was vice president of product development of Charles River Development, a provider of technology systems and services to the financial industry. From 1989 to 2008, Mr. Phillips was employed by The Charles Schwab Corporation, an online trading and investing company, most recently as chief executive officer of its subsidiary, Cybertrader, Inc. Mr. Phillips received a Bachelor’s degree from the University of California, San Diego.

Matthew M. Burgener has served as our senior vice president, marketing since July 2011. Mr. Burgener has over 12 years of digital marketing and ecommerce experience. From 2008 to July 2011, he was senior vice president of Digital Marketing at Bank of America, N.A., and from 2006 to 2007, Mr. Burgener was the vice president, eCommerce Sales and Fulfillment at Bank of America, N.A. From 2004 to 2006, Mr. Burgener was the senior marketing manager for LendingTree, LLC, an online home mortgage marketplace. Mr. Burgener received a Master’s degree in Business Administration from the University of Virginia’s Darden School of Business and a Bachelor’s degree from Colby College.

Anthony F. Cristello has served as our senior vice president, business development since March 2012. From January 2010 to February 2012, Mr. Cristello served as managing director-head of consumer research group at BB&T Capital Markets (BBT), a part of BB&T Corporation, publicly traded financial services holding company. From April 2005 to December 2009, Mr. Cristello served as senior vice president, equity analyst at BBT and from November 2000 through April 2005, he served as vice president, equity analyst at BBT. Mr. Cristello received a Bachelor’s degree from Virginia Commonwealth University.

John Lindle has served as our senior vice president, strategic growth since June 2013. Mr. Lindle co-founded QCSA, a vehicle remarketing company, in 1999, and served as its president, chief executive officer and as a member of its board of directors, until we acquired QCSA in June 2013. Prior to that Mr. Lindle spent his time in the body shop industry from 1990 to 1999.

Simon E. Rote has served as our vice president of finance since March 2003. Prior thereto, Mr. Rote served as our controller from December 1998 to March 2003, and as our assistant controller from December 1997 to December 1998. Mr. Rote was an auditor with KPMG LLP, an auditing and tax advisory firm, from 1994 to 1997. Mr. Rote received a B.S. in Accounting from St. Mary’s College in 1994.

Our executive officers are elected by our board of directors and serve at the discretion of our board. There are no family relationships among any of our directors or executive officers, except that A. Jayson Adair is the son-in-law of Willis J. Johnson.

EXECUTIVE COMPENSATION

Forward-Looking Statements

This proxy statement, including the section entitled “Compensation Discussion and Analysis” set forth below, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements are based on our current expectations and involve risks and uncertainties, which may cause our actual results to differ materially from those anticipated by forward-looking statements. The forward-looking statements may include statements regarding actions to be taken by us in the future. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the section on forward-looking statements and in the risk factors in Item 1A of our Annual Report on Form 10-K for the fiscal year ended July 31, 2013 and in our periodic reports on Form 10-Q and current reports on Form 8-K as filed with the SEC.

Compensation Discussion and Analysis

Overview of Executive Compensation Programs

This section of our proxy statement provides an overview of our executive compensation programs, the material decisions we have made with respect to each element of our executive compensation program, and the material factors we considered when making those decisions. Following this discussion, you will find further information in the executive compensation tables about the compensation earned by or paid to each of our “named executive officers,” including details of fiscal 2013 compensation of our named executive officers in the Fiscal Year 2013 Summary Compensation Table. Currently, we have thirteen executive officers, five of which are our named executive officers. For fiscal 2013, our named executive officers consist of (i) our chief executive officer, (ii) our chief financial officer, and (iii) our three most highly compensated executive officers other than our chief executive officer and chief financial officer, each of whom was serving as an executive officer on July 31, 2013, the end of our 2013 fiscal year. For fiscal 2013, our named executive officers were A. Jayson Adair, our chief executive officer; William E. Franklin, our chief financial officer; Vincent W. Mitz, our president; Robert H. Vannuccini, our senior vice president, sales; and Russell D. Lowy, our senior vice president and chief operating officer.

Role of Our Compensation Committee

The compensation committee of our board of directors administers our executive compensation programs. The compensation committee seeks to ensure that the total compensation paid to our executive officers is fair and reasonable, and serves the best interests of Copart and our stockholders. In carrying out its responsibilities, the committee:

•	Participates in the continuing development of, and reviews and approves changes in, our compensation policies;

•	Reviews and approves each element of executive compensation, taking into consideration management recommendations; and

•	Administers our equity incentive plans, for which it retains authority to approve grants of awards to any of our executive officers.

In addition, the charter of our compensation committee provides that our compensation committee may form and delegate authority to subcommittees when appropriate.

Our compensation committee consisted of Messrs. Cohan and Englander from August 1, 2012 until June 4, 2013 and Messrs. Cohan, Englander and Tryforos from June 4, 2013 through the end of fiscal 2013. Our board of directors has determined that each of the foregoing members of the compensation committee were or are an independent director under NASDAQ rules, an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, and a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

Our compensation committee operates according to a charter that details its specific duties and responsibilities. A copy of the charter is available in the Investor Relations section of our corporate website at http://www.copart.com/c2/pdf/compensation_cc.pdf.

Role of Management in Compensation Process

Our chief executive officer, president, chief financial officer, and senior vice president of human resources support our compensation committee’s work by providing our compensation committee with information related to our financial plans, performance assessments of our executive officers, and other personnel-related data.

Each executive officer participates in our annual goal-setting and performance measurement process applicable to all employees. As part of this annual process, each executive officer proposes qualitative, individual goals and objectives for the coming fiscal year that are intended to promote continuing organizational and process improvements and contribute to our financial strength. These proposed goals are then reviewed with each executive officer, and are subsequently approved following that review, by our chief executive officer and our president. Our compensation committee does not participate in the setting of qualitative goals and objectives for our executive officers. Each officer’s goals are specifically tailored to his or her function and may vary from year to year. Our chief executive officer, as the person to whom our other officers directly report, is responsible for evaluating individual officers’ contributions to corporate objectives as well as their performance relative to individual objectives. Assessment of individual performance may include objective criteria, such as the execution of projects in a timely manner, but is largely subjective.

Following the end of each fiscal year and after the completion of the performance measurement process described above, our chairman and chief executive officer make recommendations to our compensation committee with respect to all elements of compensation for each of our executive officers other than themselves. Our compensation committee then discusses these recommendations, first with the chairman and chief executive officer present and then in executive session without members of management present. Members of management do not participate in final determinations of their own compensation. Our compensation committee is solely responsible for the final approval of all forms of executive compensation and, while the committee considers the recommendations of management, it does not always follow those recommendations.

Our compensation committee has the authority under its charter to engage the services of outside advisors for assistance. Our compensation committee has neither relied on nor has it retained outside advisors for purposes of making determinations with respect to executive compensation.

Compensation Philosophy and Program Design

The principal objectives of our compensation and benefits programs for executive officers are to:

•	Attract and retain senior executive management;

•	Motivate their performance toward corporate objectives; and

•	Align their long-term interests with those of our stockholders.

Our compensation committee believes that maintaining and improving the quality and skills of our management team and appropriately providing incentives for their performance are critical factors that will affect the long-term value realized by our stockholders.

As further described below, compensation for our executive officers has historically consisted of four main elements: base salary, cash bonus, equity-based incentive awards, and benefits and perquisites. Other than with respect to Mr. Adair, whose equity compensation program is described below, our compensation committee has not adopted any formal or informal policies or guidelines for allocating compensation between cash and equity compensation or among different forms of non-equity compensation for our executive officers. Our compensation committee believes that a substantial portion of an executive officer’s compensation should be performance-based, whether in the form of cash bonus or equity compensation. We consider “performance-based” compensation to be the portion of an executive’s total compensation that is determined based on the executive’s individual contribution to our strategic goals and operating results, as in the case of discretionary cash bonuses and equity awarded in recognition of individual performance. As discussed below, Mr. Adair’s compensation program is entirely performance based as his ability to realize any material compensation from us during the five year period from April 2009 to April 2014 depends on the market price performance of our common stock. Our other executive officers also participate in our equity compensation programs, and we have historically paid discretionary cash bonuses based principally on the recommendation of our chief executive officer and largely subjective reviews by our compensation committee of corporate and individual performance.

Historically, we have not determined our compensation levels based on specific peer company benchmarks or analyses prepared by outside compensation consultants. Rather, our compensation committee has based its determinations on the committee’s collective assessment of quantitative, as well as subjective, factors relating to corporate and individual performance and on the committee’s experience and view of appropriate levels of compensation in light of our size, operating budgets, the historically increasing scope of our operations, including its increased geographic scope, and the responsibilities and performance of the individual officer.

Our compensation committee traditionally makes its determinations concerning base salary, cash bonuses and additional equity incentive awards annually after the end of each fiscal year, based on a review of our financial performance during the prior fiscal year, as measured against the operating plan approved by the board of directors for the applicable fiscal year, each individual officer’s contribution toward that performance, and the recommendations of our chairman and chief executive officer. Although the committee has historically not identified specific financial performance targets, its annual analysis has focused on quantitative factors such as trends in our revenues and earnings per share. Our compensation committee does not take a formulaic approach to setting compensation for our executive officers, but does consider whether we have met or exceeded our operating plan for a particular fiscal year when making its determinations of appropriate levels of compensation for our executive officers. The committee also reviews subjective factors such as the growth in the scope of our operations, our performance in effectively integrating acquisitions, and our performance in implementing key corporate strategic initiatives.

Our compensation committee believes that our historic levels of executive compensation have been reasonable and appropriate in light of the size of our business, both financially and operationally, the substantial contribution of our long-tenured executive team in contributing to our historical growth, and the need to retain our key executive officers who have substantial levels of industry and Copart-specific experience. With the exception of our chief financial officer, who has been employed with us for over nine and one-half years, each of our named executive officers has been employed with us for over a decade and with either us or a company we acquired for tenures ranging from 19 to over 30 years.

2012 Advisory Stockholder Vote on Executive Compensation

We value the opinions of our stockholders, and, as noted above, our compensation committee considers whether our executive compensation serves the best interests of our stockholders. In that respect, as part of its ongoing review of our executive compensation, the compensation committee considered the results of our 2012 say-on-pay vote. At our 2012 annual meeting of stockholders, more than 97% of the votes cast on the say-on-pay proposal were in favor of the executive compensation of our named executive officers described in last year’s proxy statement. In light of this strong stockholder support, our compensation committee affirmed our general principles and objectives relating to executive compensation and continues to apply such principles and objectives to our executive compensation program.

Compensation of Mr. Adair

In 2008, Willis J. Johnson, then our chairman and chief executive officer, and Mr. Adair, then our president, presented our compensation committee with a proposal for a compensation arrangement in which they would forego all salary and bonus compensation, other than $1.00 per year, in exchange for a sizable stock option grant. In addition, they would agree to forego any additional equity incentives until the options were fully vested. Our compensation committee believed the proposal demonstrated an extraordinary commitment to us and our stockholders by our senior management and offered strong evidence of their conviction concerning our strategy and prospects.

Over the course of the next several months, members of our compensation committee, individually among themselves and in periodic meetings, further discussed management’s proposal concerning equity in lieu of cash and other equity compensation. Mr. Johnson and Mr. Adair participated in several, but not all, of these discussions. Among the factors discussed and considered by our compensation committee in making its final determination were the following:

•	The extent to which the proposal achieved our compensation committee’s objective of aligning management interests with stockholder interests;

•	The accounting implications and associated non-cash compensation expense of the equity proposal as compared to the cash and non-cash compensation expense that would result from continuing current compensation arrangements;

•	The impact of the equity proposal on our cash position relative to the anticipated impact of continuing current compensation arrangements; and

•	The terms and conditions of the equity incentive, including whether it consisted of stock options or restricted stock and the vesting terms and conditions of the proposed equity issuance.

Following extensive analysis and discussions among our compensation committee members, our compensation committee met and approved a stock option in lieu of cash or additional equity compensation program for Mr. Johnson and Mr. Adair on March 4, 2009. Specifically, subject to stockholder approval, our compensation committee and board of directors, excluding Mr. Johnson and Mr. Adair, approved the grant of a non-qualified stock option to each of Mr. Johnson and Mr. Adair on the following terms:

Number of Shares
Subject to Option	4,000,000 (1) shares of our common stock for each of Mr. Johnson and Mr. Adair.

Exercise Price	Equal to the closing price of our common stock in trading on the NASDAQ on the date of grant.

Vesting
20% of the shares become exercisable on the first anniversary of the date of grant; the balance of the shares become exercisable on a monthly basis over 48 months at the rate of 66,666 shares per month.

Vesting Acceleration Triggers
Upon a termination of the officer’s employment by us without cause (as defined) before or following a change in control or resignation for good reason (as defined) following a change in control, the option would become fully vested.

Option Term
10 years; provided that in the event of a voluntary termination (other than for good reason following a change-in-control) or involuntary termination for cause at any time, to the extent vested, within twelve (12) months of the date of termination.

(1)	Throughout this proxy statement all share and per share amounts have been adjusted as appropriate to reflect our two-for-one stock split effected in the form of a stock dividend, which was distributed after close of trading on March 28, 2012 to our stockholders of record as of March 23, 2012.

On April 14, 2009, our stockholders (with Messrs. Johnson and Adair abstaining from the vote) approved the equity grants for Messrs. Johnson and Adair described above, and each was granted an option to purchase 4,000,000 shares of our common stock on the terms and conditions set forth above with an exercise price of $15.11 per share, which equaled the fair market value of our common stock on the date of grant. As a result, Messrs. Johnson and Adair are not eligible to be considered for any additional compensation other than their salaries of $1.00 per year and appropriate benefits and perquisites during the five-year vesting term of the stock options.

Principal Components of Executive Compensation

The following discussion outlines the principal elements of executive compensation for our named executive officers other than Mr. Adair.

Base Salary

We pay an annual base salary to each of our executive officers (other than Messrs. Johnson and Adair) in order to provide them with a fixed rate of cash compensation during the year. Base salary for our executive officers reflects the scope of their respective responsibilities, seniority, and competitive market factors. Salary adjustments are determined by our compensation committee, generally following its review of recommendations from the chairman and chief executive officer. Any adjustments are made following consideration of competitive factors, our overall financial results, our budget requirements and the committee’s assessment of individual performance.

2013 Base Salary. In October 2012, our compensation committee met to review base salaries for the named executive officers and approved base salaries for our named executive officers for fiscal 2013. At that meeting, the committee determined that it would increase base salaries because of the increased responsibilities with respect to international operations and increased unit volume in North America. The compensation committee did not increase the base salary of Mr. Mitz as it determined the overall compensation package provided to him was competitive. The compensation committee did not rely on any formal compensation survey data in making its assessment.

2014 Base Salary. Our compensation committee met again in October 2013, in part to consider executive officer base salaries for fiscal 2014. At that meeting, the committee determined that it would increase base salaries because of the increased responsibilities following our QCSA acquisition. The base salary increases were made retroactive to September 27, 2013. The compensation committee did not increase the base salary of Mr. Mitz as it determined the overall compensation package provided to him was competitive. The compensation committee did not rely on any formal compensation survey data in making its assessment.

The following table presents base salary information for the named executive officers for fiscal year 2013 and 2014:

Named Executive Officer	2013 Base Salary	2014 Base Salary		Change
A. Jayson Adair	$1	$1	(1)	—
Vincent W. Mitz	$650,000	$225,000	(1)	—
William E. Franklin	$325,000	$345,000		6.2%
Robert H. Vannuccini	$275,000	$295,000		7.3%
Russell D. Lowy	$290,000	$310,000		6.9%

(1)	Estimates for fiscal year 2014 assume stockholder approval of proposal three and no new payments of base salary or cash bonuses after April 14, 2014 for Mr. Adair and no further payments of base salary or cash bonuses after December 16, 2013 for Mr. Mitz. For fiscal 2014, Mr. Mitz’ current base salary is $650,000 per year. Mr. Adair’s current base salary is $1.00 per year, but we estimate would increase to $1,000,000 effective April 15, 2014 if proposal three is not approved.

Discretionary Cash Bonuses

Our annual discretionary cash bonus program for our officers and other employees is designed to reward performance that has furthered key corporate objectives, including financial objectives and those based on individual contributions to strategic initiatives.

We did not adopt a formal bonus plan for or during fiscal 2013 and do not expect to adopt any formal program for fiscal 2014. As a result, for fiscal 2013, our bonus program consisted of discretionary bonuses as determined by our compensation committee. In October 2013, as part of its annual review of executive compensation, our compensation committee met to consider cash bonus awards for our named executive officers.

We believe the use of a discretionary bonus program provides our compensation committee with the flexibility needed to address pay-for-performance as well as recruiting and retention goals. The amount of a discretionary bonus, if any, to be awarded to an executive officer is based on our compensation committee’s review of individual and corporate performance and the recommendations of our chief executive officer.

In determining fiscal 2013 cash bonus awards for our named executive officers (other than Mr. Adair), our compensation committee considered individual contributions to corporate financial and business performance during fiscal 2013, including our operating results, expense management initiatives, the recently completed acquisition of QCSA and corporate business development projects. For the benefit of the committee, Mr. Adair reviewed each individual officer’s performance relative to the categories, with specific discussion of how individual functional areas contributed to the larger corporate strategic objectives. Mr. Mitz’s performance was principally evaluated by our compensation committee with respect to objectives relating to development of our strategic goals and performance objectives for our executive officers as well as his role in reducing expenses and developing the Company’s programs to increase revenues across all areas of our business. Mr. Franklin’s performance was principally evaluated with respect to objectives relating to the development of associates in our corporate finance function, financial reporting to the board and audit committee, and expense management. Mr. Vannuccini’s performance was principally evaluated with respect to revenue growth. Mr. Lowy’s performance was evaluated largely with respect to factors relating to facility condition, management of new accounts, and cost control at our facility level and per car detail, as well as his ability to reduce expenses of our field operations and administer and manage the field operations budget. The compensation committee determined that the increase in bonus amounts from fiscal 2012 to fiscal 2013 were appropriate in light of recommendations made by the chief executive officer with respect to reviews of the individual performance of each named executive officer, increased responsibilities of each named executive officer with respect to international operations and unit volume in North America and the lack of equity grants for fiscal 2013.

Based on its review of these factors with our chief executive officer the compensation committee approved the following cash bonuses for our named executive officers:

Named Executive Officer	Fiscal Year 2013 Cash Bonus Amount
A. Jayson Adair	—
Vincent W. Mitz	$600,000
William E. Franklin	$349,422
Russell D. Lowy	$314,603
Robert H. Vannuccini	$268,583

Equity-Based Incentives

We grant equity-based incentives to certain employees, including our executive officers, in order to foster a corporate culture that aligns employee interests with stockholder interests. Our equity incentive plans have provided the principal method for our executive officers to acquire an equity position in our company. Following approval by the stockholders of the option grant to Mr. Adair, our compensation committee deemed him ineligible to be awarded any additional equity compensation for the five year period ending on April 14, 2014.

While we have not adopted any specific stock ownership guidelines for our executive officers or directors, our executive officers and directors do own a substantial portion of our common stock. As part of our insider trading policy we prohibit any member of the board of directors, officer, employee, consultant or other person associated with us from trading in any interest or position relating to the future price of our securities, such as a put, call or short sale, or using our stock as collateral for margin loans.

Only our compensation committee is authorized to grant awards to our executive officers under our equity incentive plans. With respect to executive officers, our practice has been to grant options to executive officers on an annual basis as part of the annual review process immediately after the end of each fiscal year, although we have not always granted annual option awards to our executive officers. Generally, in making its determination concerning additional option grants, our compensation committee considers individual performance, competitive factors, the individual’s current level of compensation and equity participation, and the recommendations of our chairman and chief executive officer.

To date, our equity incentive awards to executive officers have been granted primarily with time-based vesting. Our option grants typically vest over a five-year period with 20% of the shares vesting on the one-year anniversary of the date of grant and the remaining shares vesting in equal monthly installments over the remaining four years. Although our practice in recent years has been to provide equity incentives to executives in the form of stock option grants that vest over time, our compensation committee may in the future consider alternative forms of equity grants, such as performance shares, restricted stock units, restricted stock awards or other forms of equity grants as allowed under our 2007 Equity Incentive Plan, with vesting of awards based on the achievement of performance milestones or financial metrics.

Generally, our compensation committee considers, and, if it determines appropriate, approves option grants for our executive officers following the end of each fiscal year. Our compensation committee determines the size of these grants based on a number of subjective factors, including the individual executive officer’s contribution to our performance in the prior fiscal year, and less subjective factors such as the relative vested versus unvested equity position of the individual executive.

In October 2013, as part of its annual review of executive compensation, our compensation committee met and discussed the potential grant of stock options to our named executive officers. Although the committee took no action, the committee plans to meet in the future to discuss the potential grant of stock options to our named executive officers, which have traditionally been made on a bi-annual basis. The last grants to our named executive officers were made in March 2011.

Benefits and Perquisites

We provide the following benefits to our named executive officers, including Mr. Adair, generally on the same basis provided to our other employees: health, dental and vision insurance, medical and dependent care flexible spending account, short- and long-term disability insurance, accidental death and dismemberment insurance, and a 401(k) plan. We match employee contributions to the 401(k) plan at a rate of 20% of the first 15% of earnings per employee, up to a maximum of $3,500 for fiscal 2013.

We provide Messrs. Johnson, Adair and Mitz with company-owned automobiles that may be used for personal purposes and Mr. Franklin, Mr. Lowy, and Mr. Vannuccini with a monthly automobile expense allowance.

Please see the column entitled “All Other Compensation” in the summary compensation table set forth in this proxy statement for the amounts attributable to each named executive officer with respect to benefits and perquisites.

Other Considerations:

Post-Employment Obligations

Each of our executives is an “at will” employee, and we are not party to written employment agreements with our named executive officers, other than with Mr. Franklin, our chief financial officer, whose agreement provides, under certain circumstances, for certain payments upon involuntary termination of employment or resignation for “good reason” (as defined in the agreement). In addition, we have entered into similar agreements with Thomas Wylie, our senior vice president of human resources, Vincent Phillips, our senior vice president of information technology, and Matthew Burgener, our senior vice president of marketing. Our compensation committee believes the terms of these agreements are fair and reasonable and are in our best interests and in the best interests of our stockholders. For a description of the material terms of these agreements, please see “Employment Contracts and

Severance Arrangements with Executive Officers” in the section entitled “Potential Post-Employment Payments Upon Termination or Change in Control” included in this proxy statement.

Tax Deductibility of Compensation

Section 162(m) of the Code limits the tax deductibility of non-performance based compensation paid to our chief executive officer and to each of our three most highly compensated officers (other than our chief executive officer and chief financial officer) to $1 million per person per year, unless certain exemption requirements are satisfied. Exemptions to this deductibility limit may be made for various forms of “performance-based” compensation that are approved by our stockholders. As described in “Proposal 2” described above, we are seeking re-approval of the material terms of the 2007 Plan to allow us the ability to grant awards that qualify as a “performance-based” compensation under Section 162(m) and preserve our ability to take a tax deduction for compensation recognized in connection with awards granted under these plans in excess of $1 million per year. We may from time to time pay compensation or grant equity awards to our executive officers, however, that may not be deductible when, for example, we believe that such compensation is appropriate and in the best interests of our stockholders, after taking into consideration changing business conditions and/or the executive officer’s performance. In addition, as described in “Proposal 3,” the stock option grants to Mr. Adair and Mr. Mitz are designed to qualify as “performance-based” compensation under Section 162(m). If approved by the stockholders, we will be able to take a tax deduction in excess of $1 million per year for any compensation recognized by Mr. Adair or Mr. Mitz in connection with these stock option grants.

Section 409A of the Internal Revenue Code

Section 409A imposes additional significant taxes in the event an executive officer, director or other service provider for the company receives “deferred compensation” that does not satisfy the requirements of section 409A. Although we do not maintain a traditional deferred compensation plan, section 409A may apply to certain severance arrangements and equity awards. Consequently, to assist the affected employee in avoiding additional tax and penalties under section 409A, we developed the severance arrangements described above in “Post-Employment Obligations” to either avoid the application of section 409A or, to the extent doing so is not possible, comply with the applicable section 409A requirements.

Equity Grant Practices

In June 2007, our compensation committee and board of directors adopted a policy with respect to the grant of stock options and other equity incentive awards. Among other provisions, the policy generally prohibits the grant of stock options or other equity awards to executive officers during closed quarterly trading windows (as determined in accordance with our insider trading policy). In addition, the equity grant policy requires that all equity awards made to executive officers be approved at meetings of our compensation committee rather than by written consent of the committee.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement immediately above. Based on this review and discussion, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended July 31, 2013.

COMPENSATION COMMITTEE Daniel J. Englander (chairman) Steven D. Cohan Thomas N. Tryforos

The preceding compensation committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C (17 CFR 240.14a-1 through 240.14b-2 or 240.14c-1 through 240.14c-101), other than as provided in Item 407(d) of Regulation S-K, or to the liabilities of section 18 of the Exchange Act (15 U.S.C. 78r), except to the extent we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act. Such information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference.

Fiscal Year 2013 Summary Compensation Table

The following table sets forth information regarding all of the compensation awarded to, earned by, or paid to (i) our chief executive officer, (ii) our chief financial officer, and (iii) the three most highly compensated executive officers other than our chief executive officer and chief financial officer serving as executive officers as of July 31, 2013, the end of our 2013 fiscal year. We refer to these officers as the “named executive officers.”

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)		Total ($)
A. Jayson Adair	2013	1	(4)	—	—	18,000	(5)	18,001
Chief Executive Officer	2012	1	(4)	—	—	10,800		10,801
	2011	1	(4)	—	—	71,018		71,019
Vincent W. Mitz	2013	650,000		600,000	—	13,400	(6)	1,263,400
President	2012	650,000		600,000	—	13,400		1,263,400
	2011	640,384		500,000	4,789,415	16,962		5,946,761
William E. Franklin	2013	325,000		349,422	—	12,500	(7)	637,328
Senior Vice President and	2012	310,000		316,778	—	10,550		637,328
Chief Financial Officer	2011	308,076		319,385	1,387,286	9,300		2,024,047
Russell D. Lowy	2013	290,000		314,603	—	11,504	(8)	563,956
Senior Vice President,	2012	275,000		280,540	—	8,416		563,956
Chief Operating Officer	2011	270,192		207,551	1,393,780	6,841		1,878,364
Robert H. Vannuccini	2013	275,000		268,583	—	9,000	(9)	636,356
Senior Vice President,	2012	260,000		370,506	—	5,850		636,356
Sales	2011	253,269		211,962	1,684,378	172,581		2,322,190

(1)	The amounts in this column represent discretionary bonuses awarded for services performed during the applicable fiscal year. Annual bonuses earned during a fiscal year are generally paid in the first quarter of the subsequent fiscal year.

(2)	There were no equity awards granted to named executive officers in fiscal 2013. For the number of outstanding equity awards held by the named executive officers as of July 31, 2013, see the “Outstanding Equity Awards” table in this proxy statement. Each equity award listed in this column was granted under the 2007 Equity Incentive Plan and will become exercisable for the option shares in installments over the executive’s period of service with us. Options vest over a five-year period from the date grant, with the first 20% vesting on the one-year anniversary of the date of grant and the remainder vesting monthly thereafter. Each option has a maximum term of 10 years, subject to earlier termination in the event of the executive’s termination of employment with us.

(3)	We pay 401(k) matching contributions, life and health insurance and short-term disability premiums on behalf of all of our employees, including our named executive officers. The amounts shown in this column, other than the amounts for personal use of corporate aircraft discussed below, equal the actual cost to us of the particular benefit or perquisite provided. Amounts in this column include the cost to us of a named executive officer’s (i) personal use of a company-owned automobile or (ii) an automobile expense allowance.

(4)	For the period beginning on April 14, 2009 and ending on April 14, 2014, Mr. Adair receives $1 per year in salary.

(5)	Includes $18,000 related to personal use of company-owned automobiles.

(6)	Includes $2,600 for 401(k) matching contribution paid by Copart on behalf of Mr. Mitz and $10,800 related to personal use of a company-owned automobile.

(7)	Includes $3,500 for 401(k) matching contribution paid by Copart on behalf of Mr. Franklin and $9,000 related to an automobile allowance.

(8)	Includes $2,504 for 401(k) matching contribution paid by Copart on behalf of Mr. Lowy and $9,000 related to an automobile allowance.

(9)	Includes $9,000 related to an automobile allowance.

For a description of the components of our executive compensation program, including the process by which salaries and bonuses are determined, please see the section entitled “Compensation Philosophy and Program Design” in the Compensation Discussion and Analysis section of this proxy statement. For a description of our cash bonus program, please see the section entitled “Discretionary Cash Bonuses” in the Compensation Discussion and Analysis section of this proxy statement.

We are not a party to any written employment agreements with any of our named executive officers, except for an employment agreement we entered into with William E. Franklin, our senior vice president and chief financial officer, in fiscal 2004 which was subsequently amended in September 2008 to comply with section 409A of the Internal Revenue Code. For a description of the material terms of Mr. Franklin’s agreement with us, please see the section entitled “Employment Contracts and Severance Arrangements with Executive Officers” contained in this proxy statement.

Until our corporate aircraft were sold on April 3, 2012 and July 25, 2012, respectively, we provided our chairman and our chief executive officer limited ability to use our corporate aircraft for personal purposes, subject to the standards and limitations described under the caption “Compensation Discussion and Analysis — Benefits and Perquisites,” in this proxy statement. For purposes of the summary compensation table above, consistent with SEC guidelines, we have valued this perquisite based on the incremental cost to us. For purposes of valuing personal use of corporate aircraft, we have used a method that takes into account (i) landing/parking/flight planning services and expenses; (ii) crew travel expenses; (iii) supplies and catering; (iv) aircraft fuel and oil expenses; (v) maintenance, parts and external labor; (vi) customs, foreign permit and similar fees, if any; and (vii) passenger ground transportation. Incremental cost does not include an allocable share of the fixed costs associated with our ownership of the aircraft.

Outstanding Equity Awards at 2013 Fiscal Year End

The following table presents certain information concerning equity awards held by the named executive officers at the end of the fiscal year ended July 31, 2013. This table includes unexercised and unvested option awards. Each equity grant is shown separately for each named executive officer.

Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Grant Date (1)	Option Exercise Price ($)	Option Expiration Date
A. Jayson Adair	400,000	—	9/28/2007	17.195	9/28/2017
	192,772	7,228	9/26/2008	19.775	9/26/2018
	3,400,000	600,000	4/14/2009	15.105	4/14/2019
Vincent W. Mitz	200,000	—	9/28/2007	17.195	9/28/2017
	76,772	3,228	9/26/2008	19.775	9/26/2018
	115,000	35,000	9/25/2009	16.43	9/25/2019
	133,333	66,667	3/4/2010	17.32	3/4/2020
	110,000	90,000	10/4/2010	16.38	10/4/2020
	233,333	266,667	3/4/2011	20.56	3/4/2021
William E. Franklin	100,000	—	9/28/2007	17.195	9/28/2017
	76,161	23,839	9/25/2009	16.43	9/25/2019
	22,000	18,000	10/4/2010	16.38	10/4/2020
	44,000	36,000	10/15/2010	17.11	10/15/2020
	56,000	64,000	3/4/2011	20.56	3/4/2021
Russell D. Lowy	16,378	20,289	9/25/2009	16.43	9/25/2019
	5,334	18,000	10/4/2010	16.38	10/4/2020
	21,334	85,334	3/4/2011	20.56	3/4/2021
Robert H. Vannuccini	38,105	1,895	9/26/2008	19.775	9/26/2018
	82,753	17,247	9/25/2009	16.43	9/25/2019
	22,000	18000	10/4/2010	16.38	10/4/2020
	93,333	106,667	3/4/2011	20.56	3/4/2021

(1)	All option grants vest 20% on the one-year anniversary of the grant date and 1.67% each month thereafter, subject to the executive officer’s continued service to us on each such vesting date.

Option Exercises in Fiscal Year 2013

The following table provides certain information concerning stock option exercises by each of the named executive officers during the fiscal year ended July 31, 2013, including the number of shares acquired upon exercise and the value realized, before payment of any applicable withholding tax and broker’s commissions.

	Option Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
A. Jayson Adair	—	—
Vincent W. Mitz	—	—
William E. Franklin	90,220	1,713,944
Russell D. Lowy	496,917	8,197,693
Robert H. Vannuccini	100,000	1,225,500

(1)	Represents the fair market value of underlying securities on the date of exercise, less the exercise price.

Pension Benefits

We did not maintain any defined pension or defined contribution plans, other than our tax-qualified 401(k) plan, during our fiscal year ended July 31, 2013.

Potential Post-Employment Payments upon Termination or Change in Control

Employment Contracts and Severance Arrangements with Executive Officers

We are not a party to any written employment agreements with any of our named executive officers, except for an employment agreement we entered into in fiscal 2004 with William E. Franklin, our senior vice president and chief financial officer. We entered into employment agreements with Thomas Wylie, our senior vice president of human resources, Vincent Phillips, our senior vice president of information technology, and Matthew Burgener, our senior vice president of marketing, in fiscal years 2003, 2010, and 2011, respectively. None of these executives is a named executive officer. Each employment agreement sets forth the base salary, bonus opportunity, benefits and the responsibilities of each position in effect at the time of execution of the agreement. In addition, each agreement requires us to provide compensation to these officers in the event of termination of employment under certain circumstances. The employment agreements with Messrs. Franklin and Wylie were subsequently amended in September 2008 in order to comply with section 409A of the Internal Revenue Code.

Each employment agreement with Messrs. Franklin, Wylie, Phillips, and Burgener provides that in the event the executive’s employment is involuntarily terminated without cause or the executive resigns from his employment for “good reason,” such executive officer will be entitled to payment of 12 months of his then-current base salary payable after the date of termination according to a schedule that complies with section 409A of the Internal Revenue Code. Each employment agreement also provides that in the event the executive officer’s employment is terminated for any reason other than as previously described, including by reason of death or disability or “cause,” then the executive shall be entitled to receive severance benefits as provided under our then-existing severance and benefit plans and policies at the time of termination.

In each employment agreement described above, “cause” means any of the following: (i) willful or grossly negligent failure to substantially perform his duties; (ii) commission of gross misconduct which is injurious to us; (iii) breach of a material provision of the employment agreement or agreements incorporated therein; (iv) material violation of a federal or state law or regulation applicable to our business; (v) misappropriation or embezzlement of Company funds or an act of fraud or dishonesty upon us made by the executive; (vi) conviction of, or plea of nolo contendere to, a felony; or (vii) continued failure to comply with directives of senior management.

In each employment agreement described above, “good reason” means the executive’s resignation, if one or more of the following events shall have occurred (unless such event(s) applies generally to all of our senior management): without the executive’s prior written consent, (i) the assignment to the executive of any duties or the reduction of the executive’s duties, either of which results in a material diminution in the executive’s position or responsibilities in effect immediately prior to such assignment, or the removal of the executive from such position and responsibilities; (ii) a material reduction by us in his base salary as in effect immediately prior to such reduction; or (iii) any material breach by us of any material provision of the employment agreement.

Change in Control Provisions

The employment agreements entered into with Messrs. Franklin, Wylie, Phillips and Burgener do not provide for severance payments or acceleration of vesting of equity awards in the event of a change in control. Neither our 2001 Stock Option Plan nor our 2007 Equity Incentive Plan provide for the acceleration of outstanding options or other equity incentive awards in the event of a change in control (as defined in the plans), except in the limited circumstance where the successor corporation does not assume our outstanding options. When a successor corporation does not assume our options in the event of an acquisition or merger, the optionee will have the right to exercise the option or stock purchase right as to all the shares underlying the applicable options, including shares not otherwise vested or exercisable. The right to exercise the option or stock purchase right applies to all of our employees, including our named executive officers.

In the event of a change in control (as defined in the plans), if the awards to be granted are not assumed by the successor corporation, our compensation committee has the authority as administrator of the equity plan to accelerate the vesting of the awards.

Potential Payments upon Termination or Change in Control

None of our executive officers has an employment or other severance agreement that provides for payment of any amount in connection with termination of employment upon a change in control of the company, other than those payments otherwise due to Messrs. Franklin, Wylie, Phillips, and Burgener upon an involuntary termination or resignation for “good reason” (as defined in the agreements described above). Please see the section above entitled “Employment Contracts and Severance Agreements with Executive Officers” above for detailed descriptions of the agreements with named executive officers that govern post-employment payments and benefits. No payments are due in the event of voluntary termination of employment or termination of employment as a result of death or disability or for “cause” (as defined in the agreements described above).

Assuming the involuntary termination of employment (including resignation for “good reason”) of the named executive officers took place on July 31, 2013, no named executive officer would be entitled to receive severance payments and benefits, except Mr. Franklin who would be eligible to receive payments totaling $325,000, the equivalent of twelve months of his fiscal 2013 base salary.

Equity Compensation Plan Information

The following table provides information as of July 31, 2013 with respect to shares of our common stock that may be issued upon the exercise of options and similar rights under all of our existing equity compensation plans, including our 2007 Equity Incentive Plan, our 2001 Stock Option Plan, our 1994 Employee Stock Purchase Plan, the Copart, Inc. stand alone stock option award agreement dated April 14, 2009 (as amended on June 9, 2010) between Copart, Inc. and Willis J. Johnson (the “Johnson Option Agreement”), and the Copart, Inc. stand alone stock option award agreement dated April 14, 2009 (as amended on June 9, 2010) between Copart, Inc. and A. Jayson Adair (the “Adair Option Agreement”). Our 2001 Stock Option Plan was terminated in 2007; our 1992 Stock Option Plan was terminated in 2001; and our 1994 Director Option Plan was terminated in August 2003. No additional grants will be made under these plans and no options remain outstanding under our 1992 Stock Option Plan or our 1994 Director Option Plan, but options granted prior to the termination of our 2001 Stock Option Plan remain outstanding and are subject to the terms of the applicable plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	14,922,298	(2)	$16.76	(3)	2,924,979	(4)
Equity compensation plans not approved by security holders	—		—		—
Total	14,922,298		$16.76		2,924,979

(1)	We are unable to ascertain with specificity the number of securities to be issued upon exercise of outstanding rights under the 1994 Employee Stock Purchase Plan or the weighted average exercise price of outstanding rights under that plan. The 1994 Employee Stock Purchase Plan provides that shares of our common stock may be purchased at a per share price equal to 85% of the fair market value of the common stock on the beginning of the offering period or a purchase date applicable to such offering period, whichever is lower.

(2)	Reflects the number of shares of common stock to be issued upon exercise of outstanding options under the 2001 Stock Option Plan, the 2007 Equity Incentive Plan, the Johnson Option Agreement, and the Adair Option Agreement.

(3)	Reflects weighted average exercise price of outstanding options under the 2001 Stock Option Plan, the 2007 Equity Incentive Plan, the Johnson Option Agreement, and the Adair Option Agreement.

(4)	Includes securities available for future issuance under the 1994 Employee Stock Purchase Plan and the 2007 Equity Incentive Plan. No securities are available for future issuance under the 2001 Stock Option Plan, 1992 Stock Option Plan and 1994 Director Option Plan.

RELATED PERSON TRANSACTIONS

Audit Committee Approval Policy

Our audit committee is responsible for the review, approval, or ratification of “related person transactions” between us and related persons. Under SEC rules, a related person is any person who is or was since the beginning of the last fiscal year a director, officer, nominee for director, or 5% stockholder of Copart (and any of his or her immediate family members).

In October 2012, our audit committee adopted a revised written policy with respect to related person transactions. Under the policy, any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration, and approval. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

2013 Related Person Transactions

During fiscal 2013, we engaged in the related person transactions described in this section, all of which were approved by our audit committee. We believe that the terms of these transactions were no less favorable to us than could have been obtained from unaffiliated third parties.

Related Party Employment

We employ Brett Adair, the brother of A. Jayson Adair, our chief executive officer, in a non-executive position. In fiscal 2013, we paid Mr. Adair a total of $236,105.79, consisting of $186,105.79 in base salary and $50,000 as a cash bonus. In addition, Mr. Adair is given a monthly automobile expense allowance. In October 2012, our compensation committee approved a grant to Mr. Adair of 10,000 shares of our common stock at an exercise price per share of $27.39 and a cash bonus for fiscal 2012 in the amount of $50,000, which was paid to Mr. Adair in fiscal 2013.

In October 2013, our compensation committee approved a cash bonus for fiscal 2013 in the amount of $100,000, which was paid to Mr. Adair in fiscal 2014.

Stock Repurchases

Since February 2003, we have maintained a stock repurchase program approved by our board of directors. As of October 28, 2013, the aggregate authorization under the program stood at 98.0 million shares, and we had repurchased approximately 50.3 million shares, leaving approximately 47.7 million shares available for repurchase.

From time to time during the course of our repurchase program, we have repurchased stock directly from our executive officers on terms approved by our audit committee. During fiscal 2012, we purchased, as part of our on-going repurchase program, shares from certain executive officers described below:

•	On June 28, 2012, we acquired 2.8 million shares of our common stock at a price of $23.22 per share, or an aggregate purchase price of $65.0 million, from Willis J. Johnson, our chairman and a member of our board of directors. The settlement date for the acquisition of the common stock was on or about June 28, 2012, and the purchase was made pursuant to our existing stock repurchase program. The per share purchase price for the common stock to be acquired was based on the closing price of the Company’s common stock on June 28, 2012 (as reported by the NASDAQ). The repurchase was approved by the independent members of our board of directors and our audit committee.

•	On September 27, 2012, we acquired 500,000 shares of our common stock at a price per share of $27.77 per share, or an aggregate purchase price of $13.9 million, from Thomas W. Smith, a former member of our board of directors. The settlement date for the acquisition of the common stock was on or about September 27, 2012, and the purchase was made pursuant to our existing stock repurchase program. The per share purchase price for the common stock to be acquired was based on the closing price of our common stock on September 27, 2012 (as reported by the NASDAQ). The repurchase was approved by the independent members of our board of directors and our audit committee.

Change in Control Agreements

We have entered into agreements providing termination benefits to certain of our executive officers as described in the section entitled “Potential Post-Employment Payments Upon Termination or Change of Control” above.

Indemnification Agreements

We have entered into indemnification agreements with our directors and executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

To our knowledge, based solely upon review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended July 31, 2013, all Section 16(a) filing requirements applicable to our officers, directors and holders of more than ten percent of our common stock were satisfied.

SECURITY OWNERSHIP

The following table sets forth certain information known to us regarding the ownership of our common stock as of October 28, 2013 by (i) all persons known by us to be beneficial owners of five percent or more of our common stock; (ii) each of our current directors and nominees for director; (iii) any other named executive officers (as defined in the section of this Proxy Statement entitled “Executive Compensation — Summary Compensation Table”); and (iv) all of our executive officers and directors as a group. Beneficial ownership is determined based on SEC rules and includes certain stock options exercisable within 60 days of October 28, 2013. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Total Shares Outstanding(2)
Named executive officers and directors:
Willis J. Johnson (3)	15,551,846	12.0%
A. Jayson Adair (4)	6,055,396	4.7%
Robert H. Vannuccini (5)	279,782	*
Daniel J. Englander (6)	434,683	*
Vincent W. Mitz (7)	994,185	*
Steven D. Cohan (8)	223,345	*
James E. Meeks (9)	320,833	*
William E. Franklin (10)	356,031	*
Matt Blunt (11)	33,333	*
Russell D. Lowy (12)	85,775	*
Thomas N. Tryforos (13)	284,677	*
All directors and executive officers as a group (18 persons) (14)	25,494,040	18.5%

*	Represents less than 1% of our outstanding common stock.

(1)	Unless otherwise set forth, the mailing address for each of the persons listed in this table is: c/o Copart, Inc., 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254.

(2)	Based on 125,547,268 shares outstanding as of October 28, 2013.

(3)	Includes 7,395,645 shares held by the Willis J. Johnson and Reba J. Johnson Revocable Trust DTD 1/16/1997, for which Mr. Johnson and his wife are trustees and 3,689,534 shares held by the Reba Family Limited Partnership II, for which Mr. Johnson and his wife are the general partners. Also includes options to acquire 4,466,667 shares of common stock held by Mr. Johnson that are exercisable within 60 days after October 28, 2013.

(4)	Includes 1,014,033 shares held by the A. Jayson Adair and Tammi L. Adair Revocable Trust, for which Mr. Adair and his wife are trustees, 24,696 shares held by irrevocable trusts for the benefit of members of Mr. Adair’s immediate family and 550,000 shares held by JTGJ Investments, LP, a Texas limited partnership. Mr. Adair disclaims beneficial ownership of the shares held by JTGJ Investments, LP, except to the extent of his pecuniary interest. Also includes options to acquire 4,466,667 shares of common stock held by Mr. Adair that are exercisable within 60 days after October 28, 2013.

(5)	Includes 2,072 shares held directly, and options to acquire 277,710 shares of common stock held by Mr. Vannuccini that are exercisable within 60 days after October 28, 2013.

(6)	Includes 199,900 held by Ursula Capital Partners, for which Mr. Englander is the sole general partner, 2,450 shares held by trusts for the benefit of members of Mr. Englander’s immediately family and 9,000 shares held directly by Mr. Englander. Mr. Englander disclaims beneficial ownership of the shares held by Ursula Capital Partners except to the extent of his pecuniary interest therein. Also includes options to acquire 223,333 shares of common stock held by Mr. Englander that are exercisable within 60 days after October 28, 2013.

(7)	Includes 692 shares held directly and options to acquire 993,493 shares of common stock held by Mr. Mitz that are exercisable within 60 days after October 28, 2013.

(8)	Includes 12 shares owned directly and options to acquire 223,333 shares of common stock held by Mr. Cohan that are exercisable within 60 days after October 28, 2013.

(9)	Includes options to acquire 320,833 shares of common stock held by Mr. Meeks that are exercisable within 60 days after October 28, 2013.

(10)	Includes 11,657 shares held directly and options to acquire 344,374 shares of common stock held by Mr. Franklin that are exercisable within 60 days after October 28, 2013.

(11)	Includes options to acquire 33,333 shares of common stock held by Mr. Blunt that are exercisable within 60 days after October 28, 2013.

(12)	Includes options to acquire 85,775 shares of common stock held by Mr. Lowy that are exercisable within 60 days after October 28, 2013.

(13)	Includes 251,344 shares held by Elias Charles & Co. LLC, of which Mr. Tryforos is a member. Mr. Tryforos disclaims beneficial ownership of the shares held by Elias Charles & Co. LLC except to the extent of his pecuniary interest. Also includes options to acquire 33,333 shares of common stock held by Mr. Tryforos that are exercisable within 60 days after October 28, 2013.

(14)	Includes 13,318,321 shares and options to acquire 12,175,719 shares of common stock held by all executive officers and directors as a group that are exercisable within 60 days after October 28, 2013.

OTHER MATTERS

Other Matters

We know of no other matters to be submitted at the annual meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the form of proxy to vote the shares they represent as our board of directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the proxy.

Adjournment of the 2013 Annual Meeting

In the event that there are not sufficient votes to approve any proposal incorporated in this proxy statement at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of proxies from holders of our common stock. Proxies that are being solicited by our board of directors grant discretionary authority to vote for any adjournment, if necessary.

Annual Report

A copy of our Annual Report for the fiscal year ended July 31, 2013 has been mailed concurrently with this proxy statement to all stockholders entitled to notice of, and to vote at, the annual meeting. The annual report is not incorporated into this proxy statement and is not proxy soliciting material.

For the Board of Directors
COPART, INC.

Paul A. Styer, Secretary

Dated: November 15, 2013

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF
PROXY MATERIALS FOR THE 2013 ANNUAL MEETING:

The Proxy Statement and 2013 Annual Report are available free of charge at
http://materials.proxyvote.com/217204.

Site of the Copart, Inc. 2013 Annual Stockholder Meeting

Directions to:	Copart, Inc. Dallas Corporate Office 14185 Dallas Parkway, Suite 300 Dallas, Texas 75254

From:	Dallas Fort Worth International Airport

Head towards the north exit
Take the ramp onto International Parkway (partial toll road)
Continue onto TX-121 N
Take the exit onto I-635 E
Take exit 22C to merge onto Dallas North Tollway N (partial toll road)
Take the exit toward Spring Valley Rd/Quorum Dr/Verde Valley Lane (toll road)
Merge onto Dallas Parkway
Turn left onto Spring Valley Road
Turn left onto Dallas Parkway
Destination will be on the right

APPENDIX A

COPART, INC.
2007 EQUITY INCENTIVE PLAN,
AS AMENDED AND RESTATED

1.    Purposes of the Plan. The purposes of this Plan are:

•    to attract and retain the best available personnel for positions of substantial responsibility,

•    to provide incentives to individuals who perform services to the Company, and

•    to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

2.    Definitions. As used herein, the following definitions will apply:

(a)    “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)    “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c)    “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

(d)    “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e)    “Board” means the Board of Directors of the Company.

(f)    “Change in Control” means the occurrence of any of the following events:

(i)      A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group, (“Person”) acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; or

(ii)     A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to effectively control the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)    A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2(f), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

(g)    “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(h)    “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(i)      “Common Stock” means the common stock of the Company.

(j)      “Company” means Copart, Inc., a Delaware corporation, or any successor thereto.

(k)     “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(l)      “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(m)    “Director” means a member of the Board.

(n)    “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(o)    “Earnings Per Share” means as to any performance period, the Company’s or a business unit’s Profit After-Tax, divided by a weighted average number of Shares outstanding and dilutive common equivalent Shares deemed outstanding, determined in accordance with generally accepted accounting principles.

(p)    “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(q)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)     “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(s)    “Fair Market Value” means, as of any date, the value of the Common Stock as the Administrator may determine in good faith by reference to the price of such stock on any established stock exchange or a national market system on the day of determination if the Common Stock is so listed on any established stock exchange or a national market system. If the Common Stock is not listed on any established stock exchange or a national market system, the value of the Common Stock will be determined as the Administrator may determine in good faith.

(t)     “Fiscal Year” means the fiscal year of the Company.

(u)      “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(v)      “Non-Employee Director”means a Director who is not an Employee.

(w)      “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(x)       “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y)       “Operating Cash Flow” means as to any performance period, the Company’s or a business unit’s sum of Profit After-Tax plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

(z)       “Operating Income” means as to any performance period, the Company’s or a business unit’s income from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles.

(aa)      “Option” means a stock option granted pursuant to Section 6 of the Plan.

(bb)      “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(cc)      “Participant” means the holder of an outstanding Award.

(dd)      “Performance Goals” will have the meaning set forth in Section 11 of the Plan.

(ee)      “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

(ff)       “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(gg)      “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(hh)      “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(ii)        “Plan” means this 2007 Equity Incentive Plan, as amended and restated.

(jj)        “Profit After-Tax” means as to any performance period, the Company’s or a business unit’s income after taxes, determined in accordance with generally accepted accounting principles.

(kk)      “Profit Before-Tax” means as to any performance period, the Company’s or a business unit’s income before taxes, determined in accordance with generally accepted accounting principles.

(ll)        “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

(mm)    “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(nn)    “Return on Assets” means as to any performance period, the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

(oo)    “Return on Equity” means as to any performance period, the percentage equal to the Company’s Profit After-Tax divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.

(pp)    “Return on Sales” means as to any performance period, the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, Revenue, determined in accordance with generally accepted accounting principles.

(qq)    “Revenue” means as to any performance period, the Company’s or business unit’s net sales, determined in accordance with generally accepted accounting principles.

(rr)      “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ss)     “Section 16(b)” means Section 16(b) of the Exchange Act.

(tt)       “Service Provider” means an Employee, Director, or Consultant.

(uu)     “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(vv)     “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

(ww)    “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(xx)      “Total Stockholder Return” means as to any performance period, the total return (change in share price plus reinvestment of any dividends) of a Share.

3.    Stock Subject to the Plan.

(a)    Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be awarded and sold under the Plan is 12,000,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)    Full Value Awards. Any Shares subject to Awards granted with an exercise price less than the Fair Market Value on the date of grant of such Awards will be counted against the numerical limits of this Section 3 as two (2) Shares for every one (1) Share subject thereto. Further, if Shares acquired pursuant to any such Award are forfeited or repurchased by the Company and would otherwise return to the Plan pursuant to Section 3(c), two (2) times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance.

(c)    Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the tax and/or exercise price of an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing provisions of this Section 3(c), subject to adjustment provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(c).

(d)    Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.    Administration of the Plan.

(a)    Procedure.

(i)         Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)        Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)      Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)      Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b)    Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)        to determine the Fair Market Value;

(ii)       to select the Service Providers to whom Awards may be granted hereunder;

(iii)      to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder;

(iv)      to determine the terms and conditions of any, and with the approval of the Company’s stockholders, to institute an Exchange Program;

(v)       to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vi)      to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(vii)     to modify or amend each Award (subject to Section 19(c) of the Plan). Notwithstanding the previous sentence, the Administrator may not, without the approval of the Company’s stockholders: (A) modify or amend an Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right after it has been granted (except for adjustments made pursuant to Section 14), or (B) cancel any outstanding Option or Stock Appreciation Right and immediately replace it with a new Option or Stock Appreciation Right with a lower exercise price;

(viii)    to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(ix)      to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine; and

(x)       to make all other determinations deemed necessary or advisable for administering the Plan.

(c)    Effect of Administrator’s Decision. The Administrator’s decisions, determinations, and interpretations will be final and binding on all Participants and any other holders of Awards.

5.    Eligibility. Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares, and such other cash or stock awards as the Administrator determines may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.    Stock Options.

(a)    Limitations.

(i)    Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000 (U.S.), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(ii)    The Administrator will have complete discretion to determine the number of Shares subject to an Option granted to any Participant, provided that during any Fiscal Year, no Participant will be granted an Option covering more than 1,000,000 Shares. Notwithstanding the limitation in the previous sentence, in connection with his or her initial service as an Employee, an Employee may be granted Options covering up to an additional 1,000,000 Shares.

(b)    Term of Option. The Administrator will determine the term of each Option in its sole discretion; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c)    Option Exercise Price and Consideration.

(i)    Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, but will be no less than 100% of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6(c), Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii)    Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)    Form of Consideration. The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment, to the extent permitted by Applicable Laws.

(d)    Exercise of Option.

(i)    Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specifies from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with any applicable withholding taxes). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

(ii)    Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)    Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)    Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(v)    Other Termination. A Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the 10th day after the last date on which such exercise would result in such liability under Section 16(b). Finally, a Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option, or (B) the expiration of a period of three (3) months after the termination of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

7.    Stock Appreciation Rights.

(a)    Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)    Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Stock Appreciation Rights covering more than 1,000,000 Shares. Notwithstanding the limitation in the previous sentence, in connection with his or her initial service as an Employee, an Employee may be granted Stock Appreciation Rights covering up to an additional 1,000,000 Shares.

(c)    Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan, provided, however, that the exercise price will be not less than 100% of the Fair Market Value of a Share on the date of grant.

(d)    Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)    Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Notwithstanding the foregoing, the rules of Section 6(d) also will apply to Stock Appreciation Rights.

(f)    Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)    The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)    The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8.    Restricted Stock.

(a)    Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)    Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing sentence, for restricted stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year no Participant will receive more than an aggregate of 300,000 Shares of Restricted Stock. Notwithstanding the foregoing limitation, in connection with his or her initial service as an Employee, for restricted stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, an Employee may be granted an aggregate of up to an additional 300,000 Shares of Restricted Stock. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c)    Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)    Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)    Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)    Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)    Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h)    Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

(i)    Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals during the Performance Period. The Performance Goals will be set by the Administrator, in writing, on or before the Determination Date. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals). Notwithstanding anything herein, the Administrator may grant Awards under this Plan that are based on Performance Goals or other specific criteria or goals that are not intended to and do not otherwise qualify as “performance-based compensation” under Section 162(m) of the Code.

9.    Restricted Stock Units.

(a)    Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 9(d), may be left to the discretion of the Administrator. Notwithstanding anything to the contrary in this subsection (a), for Restricted Stock Units intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year of the Company, no Participant will receive more than an aggregate of 300,000 Restricted Stock Units. Notwithstanding the limitation in the previous sentence, for Restricted Stock Units intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, in connection with his or her initial service as an Employee, an Employee may be granted an aggregate of up to an additional 300,000 Restricted Stock Units.

(b)    Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. After the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Restricted Stock Units. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the vesting criteria, and such other terms and conditions as the Administrator, in its sole discretion will determine.

(c)    Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement.

(d)    Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

(e)    Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

(f)    Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals during the Performance Period. The Performance Goals will be set by the Administrator, in writing, on or before the Determination Date. In granting Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals). Notwithstanding anything herein, the Administrator may grant Awards under this Plan that are based on Performance Goals or other specific criteria or goals that are not intended to and do not otherwise qualify as “performance-based compensation” under Section 162(m) of the Code.

10.    Performance Units and Performance Shares.

(a)    Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units/Shares granted to each Participant provided that during any Fiscal Year, for Performance Units or Performance Shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, (i) no Participant will receive Performance Units having an initial value greater than $2,000,000, and (ii) no Participant will receive more than 300,000 Performance Shares. Notwithstanding the foregoing limitation, for Performance Shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, in connection with his or her initial service, a Service Provider may be granted up to an additional 300,000 Performance Shares.

(b)    Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)    Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of Performance Units/Shares.

(d)    Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e)    Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f)    Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

(g)    Section 162(m) Performance Restrictions. For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals during the Performance Period. The Performance Goals will be set by the Administrator, in writing, on or before the Determination Date. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals). Notwithstanding anything herein, the Administrator may grant Awards under this Plan that are based on Performance Goals or other specific criteria or goals that are not intended to and do not otherwise qualify as “performance-based compensation” under Section 162(m) of the Code.

11.    Performance-Based Compensation Under Section 162(m) of the Code

(a)    General. If the Administrator, in its discretion, decides to grant an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the provisions of this Section 11 will control over any contrary provision in the Plan; provided, however, that the Administrator may in its discretion grant Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code to such Participants that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 11.

(b)    Performance Goals. The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of the following performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement (“Performance Goals”): (a) Earnings per Share, (b) Operating Cash Flow, (c) Operating Income, (d) Profit After-Tax, (e) Profit Before-Tax, (f) Return on Assets, (g) Return on Equity, (h) Return on Sales, (i) Revenue, and (j) Total Stockholder Return. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in combination with another Performance Goal or Goals (for example, but not by way of limitation, as a ratio or matrix), (iii) in relative terms (including, but not limited to, results for other periods, passage of time and/or against another company or companies or an index or indices), (iv) on a per-share basis, (v) against the performance of the Company as a whole or a segment of the Company and/or (vi) on a pre-tax or after-tax basis. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant. In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to the issuance of an Award, which is consistently applied and identified in the financial statements, including footnotes, or the management discussion and analysis section of the Company’s annual report. In addition, the Administrator will adjust any performance criteria, Performance Goal or other feature of an Award that relates to or is wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, repurchase, recapitalization, combination, or exchange of shares or other similar changes in such stock.

(c)    Procedures. To the extent necessary to comply with the performance-based compensation provisions of Section 162(m) of the Code, with respect to any Award granted subject to Performance Goals and intended to qualify as “performance-based compensation” under Section 162(m) of the Code, within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Section 162(m) of the Code), the Administrator will, in writing, (i) designate one or more Participants to whom an Award will be made, (ii) select the Performance Goals applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Goals and the amounts of such Awards, as applicable, to be earned by each Participant for such Performance Period.

(d)    Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Participant and is intended to constitute qualified performance-based compensation under Section 162(m) of the Code will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.

(e)    Determination of Amounts Earned. Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. A Participant will be eligible to receive payment pursuant to an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code for a Performance Period only if the Performance Goals for such period are achieved. In determining the amounts earned by a Participant pursuant to an Award intended to qualified as “performance-based compensation” under Section 162(m) of the Code, the Administrator will have the right to (a) reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period, (b) determine what actual Award, if any, will be paid in the event of a termination of employment as the result of a Participant’s death or disability or upon a Change in Control or in the event of a termination of employment following a Change in Control prior to the end of the Performance Period, and (c) determine what actual Award, if any, will be paid in the event of a termination of employment other than as the result of a Participant’s death or disability prior to a Change in Control and prior to the end of the Performance Period to the extent an actual Award would have otherwise been achieved had the Participant remained employed through the end of the Performance Period.

12.    Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months and one day following the commencement of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

13.    Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

14.    Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)    Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 3, 6, 7, 8, 9, 10, and 23.

(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)    Change in Control. In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (the “Successor Corporation”). The Administrator will not be required to treat all Awards similarly in the transaction.

In the event that the Successor Corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted for in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Performance Units, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the Successor Corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

15.    Tax Withholding.

(a)    Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)    Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

16.    No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

17.    Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

18.    Term of Plan. Subject to Section 22 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years unless terminated earlier under Section 19 of the Plan.

19.    Amendment and Termination of the Plan.

(a)    Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b)    Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)    Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20.    Conditions Upon Issuance of Shares.

(a)    Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)    Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21.    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

22.    Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

23.    Non-Employee Director Limitations. No Non-Employee Director may be granted in any Fiscal Year, Awards covering more than 200,000 Shares, increased to 250,000 Shares in the Fiscal Year of his or her initial service as a Non-Employee Director. Any Awards granted to an individual while he or she was an Employee, or while he or she was a Consultant but not a Non-Employee Director, shall not count for purposes of this limitation.

APPENDIX B

COPART, INC.

STAND-ALONE STOCK OPTION AWARD AGREEMENT

NOTICE OF STOCK OPTION GRANT

Participant Name:

Address:

You have been granted a Nonstatutory Stock Option to purchase Common Stock of Copart, Inc. (the “Company”), subject to the terms and conditions of this Stand-Alone Stock Option Agreement (the “Option Agreement”), as follows:

Grant Number

Date of Grant

Vesting Commencement Date*

Exercise Price per Share	$

Total Number of Shares Granted

Total Exercise Price	$

Term/Expiration Date:

*	Vesting Commencement Date shall be the Date of Grant for Mr. Mitz and April 15, 2014 for Mr. Adair.

Vesting Schedule:

Subject to any acceleration provisions set forth in this Option Agreement, this Option may be exercised, in whole or in part, in accordance with the following schedule:

One fifth (1/5th) of the Shares subject to the Option shall vest on the one-year anniversary of the Vesting Commencement Date and one sixtieth (1/60th) of the Shares subject to the Option shall vest each month thereafter on the same day of the month as the Vesting Commencement Date, subject to Participant continuing to be a Service Provider through each such date.

Notwithstanding the foregoing and anything contrary in this Option Agreement, if (i) prior to a Change in Control, Participant’s status as a Service Provider is terminated by the Company without Cause, or (ii) upon or following a Change in Control, Participant’s status as a Service Provider is terminated (A) by the Company, successor corporation or the entity to whom Participant is providing services following a transaction (the “Employer”) without Cause, or (B) by Participant for Good Reason (any termination described in clauses (i) and (ii), a “Covered Termination”), then one hundred percent (100%) of Participant’s Shares subject to the Option shall immediately vest and become exerciseable.

Termination Period:

As set forth in Section 9 of this Option Agreement, this Option will be exercisable for twelve (12) months after Participant ceases to be a Service Provider, unless such termination is a Covered Termination, in which case this Option will remain exercisable through the Term/Expiration Date as provided above. Notwithstanding the foregoing sentence, in no event may this Option be exercised after the Term/Expiration Date as provided above and may be subject to earlier termination as provided in Section 11(c) of this Option Agreement.

By Participant’s signature and the signature of the Company’s representative below, Participant and the Company agree that this Option is granted under and governed by the Terms and Conditions of Stock Option Grant, attached hereto as Exhibit A, which is made a part of this document. Participant has reviewed this Option Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Option Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Option Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT:	COPART, INC.

Signature	By

Print Name	Title

Resident Address:

EXHIBIT A

TERMS AND CONDITIONS OF STOCK OPTION GRANT

1.    Definitions. As used herein, the following definitions will apply:

(a)    “Administrator” means the Board or any of its committees as will be administering the Option, in accordance with Section 17 of the Option Agreement.

(b)    “Option Agreement” means this Option agreement between the Company and Participant evidencing the terms and conditions of this Option.

(c)    “Board” means the Board of Directors of the Company.

(d)    “Cause” means (i) any act of dishonesty made by Participant in connection with Participant’s responsibilities as a Service Provider; (ii) Participant’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude; (iii) Participant’s gross misconduct; (iv) willful and continued failure of Participant to substantially perform his or her principal duties and/or obligations of employment to his or her Employer; or (v) Participant’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom Participant owes an obligation of nondisclosure as a result of Participant’s relationship with the Company.

(e)    “Change in Control” means the occurrence of any of the following events:

(i)     A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group, (“Person”) acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; or

(ii)     A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to effectively control the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)    A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 1(e), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

(f)    “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(g)    “Common Stock” means the common stock of the Company.

(h)    “Company” means Copart, Inc., a Delaware corporation, or any successor thereto.

(i)     “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(j)     “Director” means a member of the Board.

(k)    “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(l)     “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(m)    “Fair Market Value” means, as of any date, the value of the Common Stock as the Administrator may determine in good faith by reference to the price of such stock on any established stock exchange or a national market system on the day of determination if the Common Stock is so listed on any established stock exchange or a national market system. If the Common Stock is not listed on any established stock exchange or a national market system, the value of the Common Stock will be determined as the Administrator may determine in good faith.

(n)    “Good Reason” means, within thirty (30) days following the expiration of any Company cure period (discussed below) following the occurrence of one or more of the following without Participant’s consent: (i) the assignment, reduction or removal of Participant’s duties or position, either of which results in a material diminution in Participant’s authority, duties or responsibilities with the Company in effect immediately prior to such assignment, reduction or removal; (ii) a material reduction by the Company of Participant’s base salary as in effect immediately prior to such reduction; or (iii) the material change in geographic location of Participant’s principal place of performing his or her duties as a Service Provider of the Company by more than fifty (50) miles. In order for an event to qualify as Good Reason, Participant must not terminate as a Service Provider without first providing the Company with written notice of the acts or omissions constituting the grounds for Good Reason within ninety (90) days of the initial existence of the grounds for “Good Reason” and a reasonable cure period of not less than thirty (30) days following the date of such notice.

(o)    “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(p)    “Notice of Grant” means the portion of this Option Agreement to which these Terms and Conditions of Stock Option Grant are attached.

(q)    “Option” means this option to purchase shares of Common Stock granted pursuant to this Option Agreement.

(r)     “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(s)    “Participant” means the person named in the Notice of Grant or such person’s successor.

(t)     “Service Provider” means an Employee, Director, or Consultant.

(u)    “Share” means a share of the Common Stock, as adjusted in accordance with Section 11 of this Option Agreement.

(v)    “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

2.    Grant of Option. The Company hereby grants to the Participant this Option to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to all of the terms and conditions in this Option Agreement.

3.    Vesting Schedule. Except as provided in Section 4, the Option awarded by this Option Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Shares scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Option Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.

4.    Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time. If so accelerated, such Option will be considered as having vested as of the date specified by the Administrator.

5.    Exercise of Option.

(a)    Right to Exercise. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the terms of this Option Agreement.

(b)    Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit B (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Administrator may determine, which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company. The Exercise Notice will be completed by Participant and delivered to the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any applicable tax withholding. This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

6.    Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant.

(a)    cash;

(b)    check;

(c)    consideration received by the Company under a formal cashless exercise program adopted by the Company;

(d)    by net exercise whereby the Option may be exercised in full or in part by surrendering a portion of the Option as payment of the aggregate Exercise Price per Share for the number of Shares subject to the Option to be exercised. The number of Shares subject to the Option that would be surrendered in payment of the Exercise Price would be determined by multiplying the number of Shares to be exercised by the per Share Exercise Price, and then dividing the product thereof by an amount equal to the per Share Fair Market Value on the date of exercise. If the Fair Market Value of the Shares subject to the portion of the Option that is surrendered pursuant to a net exercise exceeds the aggregate Exercise Price of the Exercised Shares, the excess will be paid to the Participant in cash.

(e)    surrender of other Shares which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares, provided that accepting such Shares, in the sole discretion of the Administrator, will not result in any adverse accounting consequences to the Company.

7.    Tax Obligations.

(a)    Tax Withholding. Notwithstanding any contrary provision of this Option Agreement, no certificate representing the Shares will be issued to Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to such Shares. To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to Participant. If Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time of the Option exercise, Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(b)    Code Section 409A. Under Code Section 409A, an option that vests after December 31, 2004 that was granted with a per Share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a Share on the date of grant (a “Discount Option”) may be considered “deferred compensation.” A Discount Option may result in (i) income recognition by Participant prior to the exercise of the option, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The Discount Option may also result in additional state income, penalty and interest charges to Participant. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this Option equals or exceeds the Fair Market Value of a Share on the Date of Grant in a later examination. Participant agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the Fair Market Value of a Share on the date of grant, Participant will be solely responsible for Participant’s costs related to such a determination.

8.    Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

9.    Termination of Employment. If Participant ceases to be a Service Provider, the Option will remain exercisable for twelve (12) months, unless such termination is the result of a Covered Termination, in which case the Option will remain exercisable through the Term/Expiration Date as set forth in the Notice of Grant, to the extent the Option is vested on the date of termination (but in no event later than the Term/Expiration Date as set forth in the Notice of Grant), and subject to earlier termination as set forth in Section 11(c). Unless otherwise provided by the Administrator, if on the date of termination Participant is not vested as to the entire Option, the Shares covered by the unvested portion of the Option will terminate. If after termination Participant does not exercise the Option within the time specified herein, the Option will terminate.

10.    Leaves of Absence. Unless the Administrator provides otherwise, vesting of the Option granted hereunder will be suspended during any unpaid leave of absence. Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary.

11.    Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)    Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Option Agreement, will adjust the number, class, and price of Shares covered by the Option.

(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent an Option has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action.

(c)    Change in Control. In the event of a merger or Change in Control, the Option will be treated as the Administrator determines, including, without limitation, that the Option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (the “Successor Corporation”).

In the event that the Successor Corporation does not assume or substitute for the Option, Participant will fully vest in and have the right to exercise all his or her outstanding Option, including Shares as to which the Option would not otherwise be vested or exercisable. In addition, if the Option is not assumed or substituted for in the event of a Change in Control, the Administrator will notify Participant in writing or electronically that the Option will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option will terminate upon the expiration of such period.

For the purposes of this subsection (c), the Option will be considered assumed if, following the Change in Control, the Option confers the right to purchase or receive, for each Share subject to the Option immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of an Option, for each Share subject to the Option, to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this subsection (c) to the contrary, an Option that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without Participant’s consent; provided, however, a modification to such performance goals only to reflect the Successor Corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Option assumption.

12.    No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

13.    Address for Notices. Any notice to be given to the Company under the terms of this Option Agreement will be addressed to the Company, in care of its General Counsel at Copart, Inc., 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254, or at such other address as the Company may hereafter designate in writing.

14.    Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.

15.    Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Option Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

16.    Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority. Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares.

17.    Administrator Authority. The Administrator will have the power to interpret this Option Agreement and to adopt such rules for the administration, interpretation and application of the Option Agreement as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested). The Administrator has full authority and discretion to administer this Option Agreement, including but not limited to the authority to: (i) modify or amend the Option (subject to Section 21 of this Option Agreement), including, but not limited to, the discretionary authority to extend the post-termination exercise period of the Option, (ii) authorize any person to execute on behalf of the Company any instrument required to effect the grant or amendment of the Option previously granted or amended by the Administrator, and (iii) provide for the transferability of the Option. All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to this Option Agreement.

18.    Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Option by electronic means or request Participant’s consent by electronic means. Participant hereby consents to receive such documents by electronic delivery through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

19.    Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Option Agreement.

20.    Agreement Severable. In the event that any provision in this Option Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Option Agreement.

21.    Modifications to the Agreement. This Option Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Option Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Option Agreement can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in this Option Agreement, the Company reserves the right to revise this Option Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Code Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection to this Option.

22.    Governing Law. This Option Agreement will be governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Option or this Option Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Texas, and agree that such litigation will be conducted in the courts of Dallas County, Texas, or the federal courts for the United States for the Northern District of Texas, and no other courts, where this Option is made and/or to be performed.

EXHIBIT B

COPART, INC.

STAND-ALONE STOCK OPTION AGREEMENT

EXERCISE NOTICE

Copart, Inc.
14185 Dallas Parkway, Suite 300
Dallas, Texas 75254

Attention: [__________]

1.    Exercise of Option. Effective as of today, ___________, ____, the undersigned (“Purchaser”) hereby elects to purchase __________ shares (the “Shares”) of the Common Stock of Copart, Inc. (the “Company”) under and pursuant to the Stand-Alone Stock Option Agreement dated __________(the “Option Agreement”). The purchase price for the Shares will be $_______, as required by the Option Agreement.

2.    Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price of the Shares and any required tax withholding to be paid in connection with the exercise of the Option.

3.    Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4.    Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option. The Shares so acquired will be issued to Participant as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 11 of the Option Agreement.

5.    Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

6.    Entire Agreement; Governing Law. The Option Agreement is incorporated herein by reference. This Exercise Notice and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This Option Agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware.

Submitted by:	Accepted by:

PARTICIPANT:	COPART, INC.

Signature	By

Print Name	Title

Address:

Date Received

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on December 16, 2013.
Vote by Internet • Go to www.investorvote.com/CPRT • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card	1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

 A   Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2, 3, 4 and 5.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+

	01 - Willis J. Johnson	☐	☐	02 - A. Jayson Adair	☐	☐	03 - Matt Blunt	☐	☐

	04 - Steven D. Cohan	☐	☐	05 - Daniel J. Englander	☐	☐	06 - James E. Meeks	☐	☐

	07 - Vincent W. Mitz	☐	☐	08 - Thomas N. Tryforos	☐	☐

								For	Against	Abstain
2.	To approve the amendment and restatement of the 2007 Equity Incentive Plan and the number of shares reserved for issuance thereunder.							☐	☐	☐

3.
To approve the grant of an option to acquire 2,000,000 and 1,500,000 shares of our common stock to each of A. Jayson Adair, our chief executive officer, and Vincent W. Mitz, our president, respectively, as more fully described in the proxy statement, such grants to be made in lieu of any cash salary or bonus compensation in excess of $1.00 per year or the grant of any additional equity incentives for a five-year period.
								☐	☐	☐

4.	Advisory (non-binding) vote to approve executive compensation for the year ended July 31, 2013 (say on pay vote).							☐	☐	☐

5.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2014.							☐	☐	☐

6.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

 B   Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Sign exactly as your name(s) appears on your stock certificate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. Executors, administrators, trustees, etc. are requested to so indicate when signing. If stock is registered in two names, both should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Copart, Inc.

Proxy for 2013 Annual Meeting of Stockholders
December 16, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COPART, INC.

The undersigned stockholder of Copart, Inc. (the “Company”) hereby revokes all previous proxies, acknowledges receipt of the notice of the 2013 Annual Meeting of Stockholders to be held on December 16, 2013, and the proxy statement and appoints A. Jayson Adair and Paul A. Styer or either of them, each with full power of substitution, as the proxy and attorney-in-fact of the undersigned to vote and otherwise represent all of the shares registered in the name of the undersigned at the 2013 Annual Meeting of Stockholders of the Company to be held on Monday, December 16, 2013, at 8:00 a.m. Central Time, at 14185 Dallas Parkway, Suite 300, Dallas, TX 75254, and any adjournment thereof, with the same effect as if the undersigned were present and voting such shares on the following matters and in the following manner set forth on the reverse side.

For the proposals on the reverse side, the board of directors recommends that you vote “FOR” all of the nominees for director in Proposal 1 and “FOR” Proposals 2, 3, 4 and 5.  This Proxy, when properly executed, will be voted as specified on the reverse side.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE.  IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED: “FOR” THE ELECTION OF THE DIRECTORS LISTED IN ITEM 1, “FOR” THE PROPOSAL LISTED IN ITEM 2, “FOR” THE PROPOSAL LISTED IN ITEM 3, “FOR” THE PROPOSAL LISTED IN ITEM 4, AND “FOR” THE PROPOSAL LISTED IN ITEM 5; AND AS THE PROXY HOLDER MAY DETERMINE IN HIS DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

SEE REVERSE SIDE

 C   Non-Voting Items
Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting.	☐

■
IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.